SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Jazz Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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JAZZ PHARMACEUTICALS, INC.

3180 Porter Drive

Palo Alto, California 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 24, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 annual meeting of stockholders, or the Annual Meeting, of Jazz Pharmaceuticals, Inc., a Delaware corporation, or the Company. The Annual Meeting will be held on Tuesday, May 24, 2011, at 11:00 a.m. local time at the Company’s offices located at 3180 Porter Drive, Palo Alto, California 94304 for the following purposes:

1.	To elect the three nominees for director named in the accompanying proxy statement, or the Proxy Statement, to hold office as a member of the Board of Directors, the Board, until the 2014 annual meeting of stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.	To approve the Internal Revenue Code Section 162(m) performance criteria and award limits under the Company’s 2007 Equity Incentive Plan.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

5.	To indicate, on an advisory basis, the preferred frequency of the advisory vote on the compensation of the Company’s named executive officers.

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is March 30, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 24, 2011 at 11:00 a.m. local time at the Company’s offices located at 3180 Porter Drive, Palo Alto, California 94304.

The Proxy Statement and annual report to stockholders are available at https://materials.proxyvote.com/472147.

By Order of the Board,

/s/ Carol A. Gamble

Carol A. Gamble

Senior Vice President, General Counsel

and Corporate Secretary

Palo Alto, California

April 8, 2011

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible. You may vote your shares over the telephone or the internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

JAZZ PHARMACEUTICALS, INC.

3180 Porter Drive

Palo Alto, California 94304

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 24, 2011 AT 11:00 A.M.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

Our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

The Company is pleased to take advantage of U.S. Securities and Exchange Commission, or SEC, rules that allow companies to furnish their proxy materials over the internet. In this regard, most of our stockholders holding their shares in “street name” will not receive paper copies of our proxy materials (unless requested), and will instead be sent a Notice of Internet Availability of Proxy Materials, or Notice, from the brokerage firms, banks, dealers, or other similar organizations holding their accounts. All “street name” holders receiving a Notice will have the ability to access the proxy materials on the website referred to in the Notice and to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed set of the proxy materials may be found in the Notice.

Why did I receive a full set of proxy materials in the mail instead of a Notice regarding the internet availability of proxy materials?

The Company is providing stockholders of record who are holding shares in their own name and stockholders who have previously requested to receive paper copies of our proxy materials with paper copies of our proxy materials instead of a Notice. The Company intends to mail the full sets of proxy materials to the stockholders described in the previous sentence on or about April 11, 2011.

How do I attend the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. The Annual Meeting will be held on Tuesday, May 24, 2011 at 11:00 a.m. local time at the Company’s offices located at 3180 Porter Drive, Palo Alto, California, 94304. Directions to the Annual Meeting may be found on our website, www.jazzpharmaceuticals.com, in the section titled “Company” under the subsection titled “Driving Directions.” Information on how to vote in person at the Annual Meeting is discussed below. However, you do not need to attend the Annual Meeting to vote your shares.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 30, 2011 will be entitled to vote at the Annual Meeting. On this record date, there were 40,671,360 shares of common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If on March 30, 2011 your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, or fill out and return a proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 30, 2011 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and a Notice is being sent to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote at the Annual Meeting:

•	Election of the three nominees named below for director to hold office as a member of the Board until the 2014 annual meeting of stockholders (Proposal 1);

•

Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2);

•	Approval of the Internal Revenue Code Section 162(m) performance criteria and award limits under the Company’s 2007 Equity Incentive Plan (Proposal 3);

•	Advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal 4); and

•	Advisory indication of the preferred frequency of the advisory vote on the compensation of the Company’s named executive officers (Proposal 5).

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“For” each of the nominees named below for director to hold office as a member of the Board until the 2014 annual meeting of stockholders (Proposal 1);

•

“For” ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2);

•	“For” approval of the Internal Revenue Code Section 162(m) performance criteria and award limits under the Company’s 2007 Equity Incentive Plan (Proposal 3);

•	“For” approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal 4); and

•	For the option of every “3 Years” as the preferred frequency for the advisory vote on the compensation of the Company’s named executive officers (Proposal 5).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors (Proposal 1), you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for all or any of the nominees. For the ratification of the Audit Committee of the Board’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2), you may vote “For” or “Against” or abstain from voting. For the approval of the Internal Revenue Code Section 162(m) performance criteria and award limits under the Company’s 2007 Equity Incentive Plan (Proposal 3), you may vote either “For” or “Against” or abstain from voting. For the proposal regarding an advisory vote on the compensation of the Company’s named executive officers (Proposal 4), you may vote “For” or “Against” or abstain from voting. For the proposal regarding the frequency of the advisory vote on the compensation of the Company’s named executive officers (Proposal 5), you may vote every “3 Years,” “2 Years,” “1 Year” or you may abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, you may vote by proxy using the enclosed proxy card, or you may vote by proxy over the telephone or on the internet as instructed below. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using a proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote by telephone, dial toll-free 1-800-652-VOTE (8683) within the U.S., U.S. territories and Canada using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time, on May 24, 2011 to be counted.

•

To vote through the internet, go to www.investorvote.com/JAZZ to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time, on May 24, 2011 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the voting instructions from your broker or bank included with the Notice, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 30, 2011.

What if I return a proxy card or otherwise vote but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, which recommendations are set forth under “What are the Board’s voting recommendations?” above, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares held in “street name” and you do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted toward the vote total for any proposal. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all five proposals.

Which proposals are considered “routine” or “non-routine”?

The ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

The election of directors (Proposal 1), the vote to approve the Internal Revenue Code Section 162(m) performance criteria and award limits under the 2007 Equity Incentive Plan (Proposal 3), the advisory vote on the compensation of the Company’s named executive officers (Proposal 4) and the advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers (Proposal 5) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposals 1, 3, 4 and 5.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials or more than one Notice, or combination thereof?

If you receive more than one set of proxy materials or more than one Notice or a combination thereof, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 3180 Porter Drive, Palo Alto, California 94304.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of its stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act. For such proposals to be included in the Company’s proxy materials relating to its 2012 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by the Company no later than December 13, 2011. However, if the Company’s 2012 annual meeting of stockholders is not held between April 24, 2012 and June 23, 2012, then the deadline will be a reasonable time prior to the time the Company begins to print and mail its proxy materials. Such proposals should be delivered to Jazz Pharmaceuticals, Inc., Attn: Secretary, 3180 Porter Drive, Palo Alto, California 94304.

Pursuant to the Company’s bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2012 annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify the Company’s Secretary, in writing, not later than the close of business on February 24, 2012 nor earlier than the close of business on January 25, 2012. However, if the Company’s 2012 annual meeting of stockholders is not held between April 24, 2012 and June 23, 2012, to be timely, notice by the stockholder must be so received not earlier than the close of business on the 120th day prior to the 2012 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the 2012 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2012 annual meeting of stockholders is first made.

The Company also advises you to review its bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Among other things, a stockholder’s notice to the Company’s Secretary must set forth the information required by the Company’s bylaws with respect to each matter the stockholder proposes to bring before the 2012 annual meeting of stockholders. The chairperson of the 2012 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2012 annual meeting of stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with timely notice and (ii) any proposal made in accordance with the Company’s bylaws, if the 2012 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For”, “Withhold” and broker non-votes for Proposal 1, “For”, “Against,” “Abstain” and broker non-votes for Proposals 2, 3 and 4, and “3 Years,” “2 Years,” “1 Year” and broker non-votes for Proposal 5.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and will have the same effect as an “Against” vote on Proposals 2, 3 and 4. If you abstain from voting on Proposal 5, the abstention will not have an effect on the outcome of the vote. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	Proposal 1: For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

•

Proposal 2: The ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2) must receive a “For” vote from at least a majority of the shares represented either in person or by proxy at the Annual Meeting and entitled to vote.

•

Proposal 3: The approval of the Internal Revenue Code Section 162(m) performance criteria and award limits under the 2007 Equity Incentive Plan must receive a “For” vote from at least a majority of the shares represented and voting either in person or by proxy at the Annual Meeting and entitled to vote.

•

Proposal 4: The advisory approval of compensation of named executive officers must receive a “For” vote from at least a majority of the shares represented either in person or by proxy at the Annual Meeting and entitled to vote, although such vote will not be binding on us.

•

Proposal 5: For the proposal regarding the frequency of the advisory vote on the compensation of named executive officers, the frequency option that receives the greatest number of votes from the holders of shares represented either in person or by proxy at the Annual Meeting and entitled to vote will be considered the frequency preferred by the stockholders, although such vote will not be binding on us.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 40,671,360 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, the chairperson of the Annual Meeting or a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results are expected to be published in a current report on Form 8-K filed by the Company with the SEC on or before the fourth business day following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days following the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

Our letter to stockholders, Proxy Statement, and annual report to stockholders are available at https://materials.proxyvote.com/472147.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes and each class has a three-year term. Vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors, even if the remaining directors constitute less than a quorum of the Board. A director elected by the Board to fill a vacancy in a class will serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. This applies to vacancies created by an increase in the authorized number of directors.

The Company presently has 12 directors and no vacancies on the Board. There are five directors in Class I, the class whose term of office expires at the Annual Meeting. Two of the Class I directors, James B. Tananbaum, M.D. and Nathaniel M. Zilkha, have advised the Board that they will not stand for reelection at the Annual Meeting. Effective upon the expiration of the term of office for each of Dr. Tananbaum and Mr. Zilkha at the Annual Meeting on May 24, 2011, the size of the Board will reduce to 10 members and there will be no vacancies. As a result, there are three Class I director nominees for election at the Annual Meeting, Paul L. Berns, Bryan C. Cressey and Patrick G. Enright, and proxies may not be voted for more than three nominees to the Board.

Mr. Cressey was recommended for reelection to the Board by the Nominating and Corporate Governance Committee of the Board. Mr. Enright was elected to the Board in July 2009 and was recommended for election to the Board by the Nominating and Corporate Governance Committee when funds affiliated with his firm made a significant equity investment in the Company. Mr. Berns was elected to the Board in June 2010 and was recommended for election to the Board by the Nominating and Corporate Governance Committee, which identified Mr. Berns as a potential nominee with the assistance of a third-party search firm. If elected at the Annual Meeting, each of these nominees would serve until the 2014 annual meeting of stockholders and until his successor is elected and has qualified, or until his death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend annual meetings of stockholders. One of our non-employee directors attended the 2010 annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee of the Board. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following includes a brief biography of each nominee for director and each of our other current directors, including their respective ages as of March 30, 2011. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee or other current director should serve as a member of the Board as of the date of this Proxy Statement.

Class I Director Nominees for Election for a Three-Year Term Expiring at the 2014 Annual Meeting of Stockholders

Paul L. Berns, age 44, has served as a member of our Board since June 2010. Since March 2006, he has served as the President and Chief Executive Officer, and as a member of the Board, of Allos Therapeutics, Inc. From July 2005 to March 2006, Mr. Berns was a self-employed consultant to the pharmaceutical industry. From June 2002 to July 2005, Mr. Berns was President, Chief Executive Officer and a director of Bone Care

International, Inc., a specialty pharmaceutical company that was acquired by Genzyme Corporation in 2005. From 2001 to 2002, Mr. Berns served as Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories, a pharmaceutical company. From 2000 to 2001, he served as Vice President, Marketing of BASF Pharmaceuticals/Knoll, a pharmaceutical company, and from 1990 to 2000, Mr. Berns held various positions, including senior management roles, at Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Berns has been a director of XenoPort, Inc. since 2005. Mr. Berns received a B.S. in Economics from the University of Wisconsin. Mr. Berns’ experience as chief executive officer of Allos Therapeutics and Bone Care International provides significant management expertise and industry knowledge to the Board.

Bryan C. Cressey, age 61, has served as a member of our Board since 2006. Since 2007 he has been a Partner of Cressey and Company, LLC, and since 1998, he has been a Partner of Thoma Cressey Bravo, Inc., both private equity firms of which he is a founder. Funds affiliated with the Thoma Cressey Bravo firm are among our largest stockholders. Mr. Cressey serves as the Chairman of the Board of Belden, Inc., a networking cable technology company, and on the boards of Select Medical Corporation, a healthcare services company, and several privately-held healthcare services companies. He received a B.A. from the University of Washington, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School. As the founder of the health care focused private equity firm Cressey and Company, LLC and board member of several health care companies, Mr. Cressey brings to the Board many years of experience and expertise as an investor in and advisor to companies in the health care sector.

Patrick G. Enright, age 49, has served as a member of our Board since July 2009. Since 2006, Mr. Enright has served as a Managing Director of Longitude Capital, a venture capital firm, of which he is a founder. From 2002 through 2006, Mr. Enright was a Managing Director of Pequot Ventures where he co-led the life sciences investment practice. Mr. Enright also has significant life sciences operations experience, beginning his career more than 25 years ago at Sandoz (now Novartis). He currently serves on the boards of Corcept Therapeutics Incorporated, a pharmaceutical company, and several privately-held companies. In the past five years he also served as a director of Threshold Pharmaceuticals, Sequenom Inc., and Valentis, Inc. Mr. Enright received a B.S. from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania. As a venture capital investor focused on life science companies and someone who has worked in the pharmaceutical industry, Mr. Enright brings to the Board both operating experience and financial expertise in the life sciences industry.

The Board recommends

a vote “For” each named nominee.

Class II Directors Continuing in Office Until the 2012 Annual Meeting of Stockholders

Samuel D. Colella, age 71, has served as a member of our Board since 2004. Since 1999, he has served as Managing Director of Versant Ventures, a venture capital firm, which he co-founded. He serves on the boards of Genomic Health Inc., a molecular diagnostics company, Alexza Pharmaceuticals, a drug delivery company, and several privately-held companies. In the past five years he also served as a director of Solta Medical and Symyx, Inc. Mr. Colella received a B.S. from the University of Pittsburgh and an M.B.A. from the Stanford Graduate School of Business. Mr. Colella brings to the Board many years of experience investing in, and serving on the boards of, public and private life sciences companies. As an early investor in the Company, he has an intimate knowledge of the business and strategy of our company.

James C. Momtazee, age 39, has served as a member of our Board since 2004. He is a member of KKR Management LLC, the general partner of KKR & Co. L.P., and he has been employed by KKR since 1996. Funds affiliated with KKR are our company’s largest stockholder. He serves on the boards of HCA Inc., a healthcare services company, and Accellent Inc., a manufacturing and engineering services company. In the past five years he also served as a director of Accuride Corp. and Alliance Imaging. He received an A.B. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. As a Member of KKR and a

board member of other health care companies, Mr. Momtazee brings to the Board significant expertise in financing and financial matters, including expertise and experience in structuring complex financial transactions and a broad understanding of the market related to those transactions, which is of particular use to the Board.

Rick E Winningham, age 51, has served as a member of our Board since May 2010. Since 2001, he has served as the Chief Executive Officer and a member of the Board of Theravance, Inc., a biopharmaceutical company, and in April 2010, he was appointed Chairman of the Board of Theravance. From 1997 to 2001, he served as the President of Bristol-Myers Squibb Oncology/Immunology/Oncology Therapeutics Network and, from 2000 to 2001, as President of Global Marketing. He is a member of the External Advisory Board for the College of Business and Administration and Business Hall of Fame at Southern Illinois University. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. from Southern Illinois University. Mr. Winningham’s experience in senior management positions in the pharmaceuticals industry provides significant industry knowledge and operational and management expertise to our Board.

Class III Directors Continuing in Office Until the 2013 Annual Meeting of Stockholders

Bruce C. Cozadd, age 47, is a co-founder and has served as our Chairman and Chief Executive Officer since April 2009. From 2003 until 2009, he served as our Executive Chairman. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company now owned by Johnson & Johnson, most recently as its Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing. Previously at ALZA Corporation he held the roles of Chief Financial Officer and Vice President, Corporate Planning and Analysis. He serves on the boards of Cerus Corporation, a biopharmaceutical company, Threshold Pharmaceuticals, a biotechnology company, and The Nueva School and Stanford Hospital and Clinics, both non-profit organizations. He received a B.S. from Yale University and an M.B.A. from the Stanford Graduate School of Business. Mr. Cozadd brings to the Board significant experience and expertise in the management, operations and strategic planning of pharmaceuticals companies, in financing, fund-raising and capital markets, and as a director of public and private companies and nonprofit organizations. As our Chief Executive Officer, he brings to the Board a detailed knowledge of all of our activities.

Michael W. Michelson, age 59, has served as a member of our Board since 2004. He is a member of KKR Management LLC, the general partner of KKR & Co. L.P., and he has been employed by KKR since 1981 where he serves on KKR’s Investment and Management Committees. Funds affiliated with KKR are our company’s largest stockholder. Mr. Michelson serves on the boards of HCA Inc., a healthcare services company and Biomet, Inc., a healthcare manufacturing company. In the past five years he also served as a director of Accellent Inc. and Alliance Imaging. He received an A.B. from Harvard College and a J.D. from Harvard Law School. As a senior member of KKR, Mr. Michelson brings to the Board many years of finance and financing expertise, and a breadth of expertise with many different types of companies.

Kenneth W. O’Keefe, age 44, has served as a member of our Board since 2004. Since 1997, he has been Managing Director of Beecken Petty O’Keefe & Company, a private equity firm, which he co-founded. He serves on the boards of several privately-held healthcare companies. He received a B.A. from Northwestern University and an M.B.A. from the University of Chicago. As a member of the private equity firm Beecken Petty O’Keefe, Mr. O’Keefe brings to the Board significant expertise in accounting and financial matters and in analyzing and evaluating financial statements, as well as substantial experience managing private equity investments. He serves or has served on the audit committee of several companies in the health care industry. As Chair of our Audit Committee for several years, Mr. O’Keefe has detailed knowledge of our finances and financial statements.

Alan M. Sebulsky, age 52, has served as a member of our Board since 2004. Since 2003, he has served as a Managing Partner of Apothecary Capital LLC, an investment advisory firm. From 1994 to 2002, he held various positions, most recently as a Managing Director, at Lincoln Capital Management, a private investment management firm, where he was responsible for investments in the health care industry. He received a B.B.A.

and an M.S. from the University of Wisconsin, Madison. In the past five years he served as a director of Arrow International. Mr. Sebulsky brings to the Board the perspectives of a former Wall Street healthcare stock analyst and someone who actively follows the health care industry and manages a dedicated healthcare investment fund.

Directors with Terms Expiring at the 2011 Annual Meeting

As noted above, Dr. Tananbaum and Mr. Zilkha have advised the Board that they will not stand for reelection at the Annual Meeting. Accordingly, their terms of office will expire at the Annual Meeting.

Dr. Tananbaum, age 47, has served as a member of our Board since 2003. Since June 2010, Dr. Tanabaum has served as the Chief Executive Officer of Foresite Capital Management, LLC, a healthcare investment fund he founded. From 2000 until May 2010, he was a Managing Director of Prospect Venture Partners, a venture capital firm he co-founded. He serves on the boards of Infinity Pharmaceuticals, Inc., and several privately-held companies. In the past five years he also served as a director of Critical Therapeutics and Vanda Pharmaceuticals. Dr. Tananbaum was the founder of GelTex, Inc. and Theravance, Inc. He received a B.S.E.E. from Yale University, and an M.D. and an M.B.A. from Harvard University. Dr. Tananbaum brought to the Board his scientific, financial and operational expertise gained as a physician, founder of two life science companies and venture capital investor focused on life science companies. As an investor focused on life science companies who sits on numerous boards, Dr. Tananbaum has provided financial and operational expertise regarding our industry.

Mr. Zilkha, age 35, has served as a member of our Board since October 2007. Since 2004, he has been employed by KKR, where he is the Global Co-Head of Special Situations Investing at KKR, which includes the firm’s activities in public and private distressed and structured investments. Previously he was a member of KKR’s North American Private Equity team. Funds affiliated with KKR are our company’s largest stockholder. Prior to joining KKR, Mr. Zilkha spent eight years in the Principal Investment Area of Goldman Sachs, where he invested in private equity and principal debt transactions. Mr. Zilkha graduated from Princeton University. As an employee of KKR, Mr. Zilkha brought to the Board his expertise in principal debt transactions and experience working with companies in the healthcare industry.

There are no family relationships among any of our executive officers and directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Jazz Pharmaceuticals’ Board of Directors

As required under the NASDAQ Stock Market LLC, or NASDAQ, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with internal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company , its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except that Mr. Cozadd, our Chairman and Chief Executive Officer, is not an independent director by virtue of his employment with the Company. In addition, the Board determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee during 2010 was an independent director within the meaning of the applicable NASDAQ listing standards and SEC rules.

Board Leadership Structure and Risk Oversight

Bruce Cozadd has served as our Chairman and Chief Executive Officer since April 2009. Prior to that, he was our Executive Chairman from the founding of the Company in 2003. We believe that a combined Chairman/

Chief Executive Officer role helps provide strong, unified leadership for our management team and optimizes communication with our Board. Mr. Cozadd has a history, throughout the existence of the Company, of communicating on a regular basis with the independent members of our Board.

The Board believes that the Chief Executive Officer is best suited to serve as our Chairman because he is the member of the Board who is most familiar with our business as a whole, and the most capable of identifying and bringing to the attention of the full Board the strategic priorities and key issues facing the Company. As a person who has spent many years in executive management, and many years serving as a director of public companies as well as private companies and non-profit organizations, he brings both the directorial and operational perspectives to the combined position.

We are a small company and our Board is actively involved in our key business decisions. We believe that having a single leader for the Company is good for our business, efficiently and effectively promotes the strategic direction and development of the Company, provides the most efficient form of communication with our Board and promotes the active participation of our independent Board members on a regular basis. We therefore believe that a combined Chairman/Chief Executive Officer position is currently the best governance model for the Company.

Our Board is presently comprised of 12 directors, of whom 11 are independent. Upon the expiration of the term of office for Dr. Tananbaum and Mr. Zilkha at the Annual Meeting on May 24, 2011, our Board will be comprised of 10 directors, of whom nine will be independent. Individuals affiliated with some of our earliest and longest term stockholders and with our largest stockholder are members of our Board, providing continuity, a long-term understanding of our business, and active involvement with our management team as the Company has matured. Our independent Board members meet without our Chief Executive Officer after each regularly scheduled Board meeting, and also conduct more informal meetings and discussions among themselves between meetings. When they talk without our Chief Executive Officer’s participation, one of them agrees to, and does, update our Chief Executive Officer on the discussions. Depending on the issue, one or another of them will take the lead in communicating with our Chief Executive Officer. While there is no formal “lead” independent director, several directors have played this role on different issues, providing our Chief Executive Officer with insight and expertise.

The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees is comprised solely of independent directors and has a separate chair. Our Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board and reviewing and reporting to the Board on the Company’s financial risk assessment and management, and receives reports from our General Counsel and our Chief Regulatory and Compliance Officer at each regularly scheduled Audit Committee meeting. Our full Board receives regular reports concerning the financial risk reviews from the Audit Committee at Board meetings, and also receives reports concerning material risks and concerns from our General Counsel and our Chief Regulatory and Compliance Officer at Board meetings if there are material matters to be discussed, or if there are significant updates on outstanding matters. Our Compensation Committee approves all compensation plans for the Company and reviews the Company’s compensation practices to ensure that they do not encourage excessive risk taking and are appropriate incentives for meeting both short-term and long-term objectives and increasing stockholder value over time. Our Nominating and Corporate Governance Committee reviews the qualifications of all current and new directors and recommends to the full Board whether the Board should elect or nominate them and oversees risks associated with operations of the Board and its governance structure. Finally, our full Board of Directors approves all of our material transactions, with full discussion and debate, and a review of the risks and rewards of the proposed transaction.

We believe that our directors provide effective oversight of risk management, especially through the work of the Audit Committee, the ongoing dialogue between the full board and our Chairman/Chief Executive Officer, and the active participation in important company matters by our independent directors.

Meetings of the Board

The Board met seven times during our fiscal year ended December 31, 2010 and acted by unanimous written consent once during the year. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee met a total of 16 times in 2010. All directors, other than Mr. Zilkha, attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served held during the portion of 2010 for which they were directors or committee members, respectively.

As required under applicable NASDAQ listing standards, in fiscal 2010, the Company’s independent directors generally met at each regularly scheduled Board meeting, in regularly scheduled executive sessions at which only independent directors were present.

Committees of the Board

The following table provides membership and meeting information for 2010 for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee:

Name	Audit		Compensation		Nominating and Corporate Governance
Paul L. Berns(1)			X
Samuel D. Colella			X		X
Bryan C. Cressey(2)	X
Patrick G. Enright	X
Michael W. Michelson			X	*
James C. Momtazee					X	*
Kenneth W. O’Keefe	X	*
Alan M. Sebulsky	X
James B. Tananbaum, M.D.(3)			X
Total meetings in fiscal 2010	8		5		3

*	Committee Chairperson

(1)	Mr. Berns was appointed to the Compensation Committee in July 2010.

(2)	Mr. Cressey will step down from the Audit Committee after the Annual Meeting on May 24, 2011 and will continue to serve as a member of our Board.

(3)	Dr. Tananbaum’s term of service as a director will expire at the Annual Meeting on May 24, 2011.

Below is a description of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board oversees the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. In particular, the Audit Committee:

•	evaluates the performance of and assesses the qualifications of the independent auditors;

•	determines and approves the engagement of the independent auditors;

•	determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	determines and approves the engagement of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by applicable laws and rules;

•

meets to review the Company’s annual audited financial statements and quarterly financial statements and quarterly earnings press releases with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our annual and quarterly reports filed with the SEC;

•	reviews, provides oversight of and approves or rejects transactions between the Company and any related persons;

•	confers with management and the independent auditors regarding the effectiveness of our internal control over financial reporting;

•	is responsible for receiving and reviewing reports concerning financial risk management, and reporting to the Board with respect thereto; and

•

establishes procedures, as required under applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee is presently composed of four directors: Messrs. Cressey, Enright, O’Keefe and Sebulsky. Our Board has determined that Messrs. Cressey, Enright, O’Keefe and Sebulsky meet the independence requirements of Rule 10A-3 of the Exchange Act and NASDAQ listing standards with respect to audit committee members. Our Board has also determined that Mr. O’Keefe qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In making this determination, our Board considered the overall knowledge, experience and familiarity of Mr. O’Keefe with accounting matters, in analyzing and evaluating financial statements, and in managing private equity investments. Mr. O’Keefe serves as chairperson of the Audit Committee. Mr. Cressey will step down from the Audit Committee at the Annual Meeting on May 24, 2011, after which the Audit Committee will be composed of three directors: Messrs. Enright, O’Keefe and Sebulsky.

The Audit Committee met eight times during 2010. The Audit Committee is governed by a written charter approved by our Board, which charter reflects the applicable standards and requirements adopted by the SEC and the NASDAQ. A copy of the charter can be found on our website, www.jazzpharmaceuticals.com, in the section titled “Company” under the subsection titled “Board Committees.”

Report of the Audit Committee of the Board(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm that firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Respectfully submitted,

The Audit Committee of the Board

Mr. Kenneth W. O’Keefe (Chairperson)

Mr. Bryan C. Cressey

Mr. Patrick G. Enright

Mr. Alan M. Sebulsky

Compensation Committee

The Compensation Committee is presently composed of four directors: Messrs. Berns, Colella and Michelson and Dr. Tananbaum. Mr. Michelson serves as the chairperson of the Compensation Committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). Dr. Tananbaum’s term of office as a director expires at the Annual Meeting on May 24, 2011 and he will therefore step down from the Compensation Committee at that time. Thereafter, the Compensation Committee will be composed of three directors: Messrs. Berns, Colella and Michelson.

The Compensation Committee held five regular meetings during 2010 and acted by unanimous written consent two times during the year. The Compensation Committee also had a number of informal discussions and consultations with one another and with Mr. Cozadd, our Chairman and Chief Executive Officer. The Compensation Committee is governed by a written charter that is available on the Company’s website at www.jazzpharmaceuticals.com in the section titled “Company” under the subsection titled “Board Committees.”

The Compensation Committee reviews and oversees our compensation policies, plans and programs, and reviews and determines the compensation to be paid to our executive officers. Specific responsibilities of our Compensation Committee include:

•	recommending to our Board for approval the compensation and other terms of employment of our Chairman and Chief Executive Officer;

•	determining the compensation and other terms of employment of our other executive officers;

•	reviewing and approving the compensation of our other executive officers;

•

evaluating and recommending to our Board for approval the compensation plans and programs advisable for us, and evaluating and recommending the modification or termination of existing plans and programs;

(1)	The material in this report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•	monitoring our compensation practices and policies to ensure that such practices and policies do not present material risks to the Company; and

•	reviewing and approving the terms of any employment agreements, severance arrangements, change of control protections and any other compensatory arrangements for our executive officers.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets four to six times per year, generally on the same day as regularly scheduled Board meetings and with greater frequency if necessary. The agenda for each meeting is usually developed by our Vice President, Human Resources, our General Counsel and our Chairman and Chief Executive Officer, and reviewed with the Chairman of the Compensation Committee. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. Mr. Cozadd may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive compensation (or we may do so on behalf of the Compensation Committee at its request), including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board, to grant stock awards under our equity compensation plans. The Compensation Committee has delegated authority to Mr. Cozadd, while still also retaining authority for itself and for the Board, to approve discretionary options grants under our 2007 Equity Incentive Plan, or the 2007 Plan, to newly hired employees who are below the Vice President level, to employees newly promoted to below the Vice President level, and to our specialty sales consultants as part of a sales incentive plan. The purpose of this authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to new non-officer employees of the Company within the specified guidelines approved by the Compensation Committee. No non-officer employee may be granted a stock option by Mr. Cozadd for more than the number of shares of our common stock that is determined pursuant to the guidelines and policies established by the Compensation Committee from time to time. As part of its oversight function, the Compensation Committee reviews, at each regularly-scheduled meeting of the Compensation Committee, the list of all grants approved by Mr. Cozadd since the last regularly scheduled meeting.

Historically, the Compensation Committee has made most significant adjustments to annual compensation of executives and determined bonus and equity awards at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to our progress in achieving our corporate objectives under our annual cash bonus plan, or Bonus Plan, for the year, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in determining his own compensation. In making his recommendations, our Chief Executive Officer receives input from our Vice President of Human Resources and has access to various third party compensation surveys and compensation data. Our General Counsel also participates in Compensation Committee meetings, but does not participate in any discussions of executive officer compensation. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, our progress against our corporate performance objectives, operational data, tax and accounting information, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current corporate compensation levels, and recommendations of any compensation consultants engaged by the Compensation Committee (or by the Company on behalf of the Compensation Committee), including analyses of executive compensation paid at other companies identified by any such consultants.

Since 2007, the Compensation Committee has engaged outside compensation consultants each year (except for 2009) to provide a competitive compensation assessment with respect to our executive officers in making annual compensation decisions. For 2009, as described under “Executive Compensation—Narrative Disclosure to Summary Compensation Table” there were no salary increases for executives, and our executives took temporary voluntary pay reductions; no compensation consultants were involved in these decisions. In late 2009, the Compensation Committee engaged Radford, a compensation consulting firm, to provide advice in 2010 with respect to 2010 executive compensation. In late 2010, the Compensation Committee engaged Radford again to provide advice in 2011 with respect to 2011 executive compensation.

Compensation Committee Interlocks and Insider Participation

In 2010, our Compensation Committee was composed of four directors: Messrs. Berns, Colella and Michelson and Dr. Tananbaum. None of the members of our Compensation Committee has at any time been an officer or employee of the Company. None of our executive officers serves, or in the past fiscal year has served, as a member of the board of directors or the compensation committee of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board is responsible for, among other things:

•	overseeing all aspects of our corporate governance functions on behalf of the Board;

•	making recommendations to the Board regarding corporate governance issues;

•	identifying, reviewing, evaluating and recommending for selection candidates for membership to our Board;

•	reviewing, evaluating and considering the recommendation for nomination of incumbent members of our Board for reelection to our Board and monitoring the size of our Board;

•	evaluating nominations by stockholders of candidates for election to our Board;

•	reviewing, discussing and reporting to our Board an assessment of our Board’s performance;

•	recommending compensation paid to non-employee directors; and

•	determining adherence to our Code of Conduct of our policy statements.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the

Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Members of the Nominating and Corporate Governance Committee obtain recommendations for potential directors from their and other Board members’ contacts in our industry, and may from time to time engage a search firm to assist in identifying potential directors.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. While we do not have a formal policy on Board diversity, the Nominating and Corporate Governance Committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experience and other factors that contribute to our Board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board as a whole, when making decisions on director nominations. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, to determine whether to recommend them to the Board for a new term. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

In late 2009, the Nominating and Corporate Governance Committee engaged Catalyst Advisors LLC, or Catalyst Advisors, an executive search firm, to conduct a search on our behalf for experienced pharmaceutical industry executives to join our Board. In 2010, Catalyst Advisors identified and recommended Messrs. Berns and Winningham, each a chief executive officer at a publicly-traded pharmaceutical company with extensive and relevant industry experience, as director candidates. The Nominating and Corporate Governance Committee reviewed the background and qualifications of each of Messrs. Berns and Winningham and nominated each of them to the Board. Messrs. Winningham and Berns were appointed to the Board in May and June 2010, respectively.

The Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. Stockholders wishing to recommend individuals for consideration by the Nominating and Corporate Governance Committee may do so by delivering a written recommendation to the Company’s Secretary at 3180 Porter Drive, Palo Alto, California 94304 and providing the candidate’s name, biographical data and qualifications and a document indicating the candidate’s willingness to serve if elected. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. To date, the Nominating and Corporate Governance Committee has not received any such nominations nor has it rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

With respect to director compensation matters, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, determines and sets non-employee director compensation. The Nominating and Corporate Governance Committee and the Board believe that: director compensation should fairly compensate directors for work required in a company of our size and activities; the compensation should align directors’ interests with the long-term interest of stockholders; and the structure of the compensation should be simple, transparent and easy to understand. In 2010, at the request of the Nominating and Corporate Governance Committee, we reviewed our director compensation level using data for comparable companies from Radford, including our peer group of pharmaceutical companies used in connection with our executive compensation review. Based on this information, as described under “Director Compensation,” in July 2010, the Nominating and Corporate Governance Committee recommended that the Board modify the compensation arrangements for our non-employee directors. For information concerning the compensation of our non-employee directors, see “Director Compensation” below.

The Nominating and Corporate Governance Committee is composed of two directors: Messrs. Colella and Momtazee. Mr. Momtazee is chairperson of the Nominating and Corporate Governance Committee. Both members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met three times during 2010. The Nominating and Corporate Governance Committee is governed by a written charter that is available on the Company’s website at www.jazzpharmaceuticals.com in the section titled “Company” under the subsection titled “Board Committees.”

Corporate Strategy Committee

The Board formed a Corporate Strategy Committee in the second half of 2010 to review strategic transactions that the Company may undertake and to make recommendations to the full Board concerning such proposed transaction. The Corporate Strategy Committee is composed of five directors: Messrs. Colella, Enright, Momtazee, Sebulsky and Winningham. It was created to provide a forum for management to discuss potential transactions and strategic initiatives with a portion of the Board and solicit their strategic advice and input before pursuing such opportunities and seeking formal approval from the full Board. The Corporate Strategy Committee reviews potential transactions to determine if they fit with the Company’s corporate goals and long-term strategy and assists management with determining what, if any, resources should be devoted to pursuing those opportunities. The Corporate Strategy Committee does not have a formal charter and does not hold regularly scheduled meetings but rather meets at the request of the Company’s management when the need arises. In addition to any formal meetings, management often seeks the advice of members of the Corporate Strategy Committee when conducting its initial evaluation of potential transactions.

Stockholder Communications with the Board

To date, we have not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that our responsiveness to stockholder communications to the Board has been excellent. As a result, the Board believes that there has not been a need to adopt a formal process for stockholder communications with the Board.

Code of Conduct

The Company’s Code of Conduct applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on our website at www.jazzpharmaceuticals.com under the section entitled “Company” at “Corporate Responsibility.” Stockholders may request a free copy of the Code of Conduct by submitting a written request to Jazz Pharmaceuticals, Inc., Attention: Investor Relations, 3180 Porter Drive, Palo Alto, California 94304. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the bylaws of the Company nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

On behalf of the Audit Committee, the Board recommends a vote “For” Proposal 2.

Independent Registered Public Accounting Firm Fees and Services

In connection with the audit of our 2010 financial statements, we entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit and interim services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. We have entered into a similar agreement with Ernst & Young LLP in relation to our 2011 financial statements.

The following table represents aggregate fees and expenses billed or expected to be billed to the Company for the fiscal years ended December 31, 2010 and 2009 by Ernst & Young LLP, the Company’s independent registered public accounting firm:

	Fiscal Year Ended
	2010	2009
Audit Fees	$888,759	$909,841
Tax Fees	158,808	145,357

Total Fees	$1,047,567	$1,055,198

Audit Fees: Consists of fees and expenses for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the Securities and Exchange Commission and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Related to fiscal year ended December 31, 2010, fees and expenses of $151,003 were billed in connection with Registration Statements on Form S-3 filings and other potential offerings. Related to fiscal year ended December 31, 2009, fees and expenses of $54,841 were billed in connection with Registration Statements on Form S-1 and S-8 filings and other potential offerings.

Tax Fees: Consists of fees and expenses for professional services for tax compliance, tax advice and tax planning. During the fiscal year ended December 31, 2010, fees and expenses of $87,372 were billed in connection with tax compliance services and fees and expenses of $71,436 were billed in connection with tax advice and planning services. During the fiscal year ended December 31, 2009, fees and expenses of $78,750 were billed in connection with tax compliance services and fees and expenses of $66,607 were billed in connection with tax advice and planning services.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP, and has pre-approved all new services since that time. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of certain services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

PROPOSAL 3

APPROVAL OF THE INTERNAL REVENUE CODE SECTION 162(m) PERFORMANCE CRITERIA AND AWARD LIMITS OF THE COMPANY’S 2007 EQUITY INCENTIVE PLAN

The Company’s 2007 Equity Incentive Plan, or the 2007 Plan, provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, which may be granted to employees, including officers, non-employee directors, and consultants. Our Board and stockholders originally adopted the 2007 Plan in May 2007, prior to the Company’s initial public offering. In order to allow for the future grant of stock awards under the 2007 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, the Company is asking stockholders to approve the material terms of the performance criteria and award limits under the 2007 Plan. The material terms of the 2007 Plan are described below. No changes are being proposed with regard to the terms of the 2007 Plan at this time. Stockholders are not being asked to approve any amendment to the 2007 Plan or to reapprove the 2007 Plan itself.

Performance-based compensation and equity compensation are important elements of our executive compensation program that we believe are necessary to retain executive officers and to incentivize them to build short and long-term financial growth and stability, thereby enhancing stockholder value and aligning the interests of our executive officers with our stockholders. Our Board believes that it is in the best interests of the Company and its stockholders to ensure that awards made to the Company’s executive officers under the 2007 Plan qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2007 Plan has been structured in such a manner that equity awards made under it can satisfy the requirements of “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, under Section 162(m) of the Code, in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to our Chief Executive Officer or our three other highest compensated officers (other than our Chief Financial Officer), or collectively, our covered employees, such compensation must qualify as performance-based. One of the requirements of performance-based compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders. For purposes of Section 162(m) of the Code, the material terms include the types of performance criteria that may be used as performance factors under the 2007 Plan and the maximum number of shares subject to any performance equity award that may be granted to any individual in any single year. With respect to the various types of awards under the 2007 Plan, each of these aspects is discussed below, and as noted above, stockholders are being asked under this proposal to approve each of these aspects of the 2007 Plan for purposes of the approval requirements of Section 162(m). If our stockholders do not approve this proposal, following the Annual Meeting, the 2007 Plan will remain in effect but we may not grant “performance-based” compensation awards under the 2007 Plan to our covered employees and we may be forced to pay employees in other ways in order to retain them, including through the use of non-deductible cash, which may not be in the best interests of our stockholders.

Our Board recommends a vote “For” Proposal 3.

Plan Summary

The following summary of the material terms of the 2007 Plan is qualified in its entirety by reference to the complete statement of the 2007 Plan, which is set forth in Annex A to this Proxy Statement.

Section 162(m) Provisions

Section 162(m) Share Limit. No employee may be granted options or stock appreciation rights (or other stock awards whose value is determined by reference to an exercise price or strike price of at least 100% of the fair market value of our common stock on the date the applicable stock award is granted) covering more than 2,000,000 shares of our common stock in any calendar year.

In the case of performance stock awards, the maximum benefit to be received by any individual in any calendar year attributable to “performance-based” restricted stock awards or restricted stock units granted under the 2007 Plan may not exceed the value of 2,000,000 shares of our common stock (payable in either cash or stock).

Section 162(m) Performance Criteria. Performance goals under the 2007 Plan shall be determined by our Board based on any one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; and (xxxii) to the extent that a stock award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board.

Setting of Performance Goals. In granting a “performance-based” compensation award, the Board will set a period of time over which the attainment of one or more goals will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code, the Board may establish the performance goals based upon one or more pre-established performance criteria described in the immediately preceding paragraph. As soon as administratively practicable following the end of the performance period, the Board will determine whether the performance goals have been satisfied.

The Board is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Compensation attributable to performance-based awards under the 2007 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Other Provisions of the 2007 Plan

Stock Awards. The 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, which may be granted to employees, including officers, non-employee directors, and consultants. Incentive stock options may be granted only to our employees, including to our executive officers. All of our approximately 250 employees and our non-employee directors and consultants are eligible to participate in the 2007 Plan.

Share Reserve. As of December 31, 2010, the aggregate number of shares of our common stock that have been authorized for issuance pursuant to stock awards under the 2007 Plan is 8,223,848. The number of shares reserved for issuance under the 2007 Plan includes shares subject to options originally granted under our 2003 Equity Incentive Plan that will become available for issuance under the 2007 Plan upon the expiration or termination of such options for any reason prior to exercise or settlement. The number of shares of our common stock reserved for issuance automatically increases on January 1 of each year, from January 1, 2008 to (and including) January 1, 2017, by the least of (a) 4.5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (b) 3,000,000 shares, or (c) a lesser amount determined by our Board. On January 1, 2011, the total number of shares reserved for issuance under the 2007 Plan increased by 1,798,166 shares pursuant to this automatic share increase provision.

If a stock award granted under the 2007 Plan expires or otherwise terminates without being exercised in full or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again become available for subsequent issuance under the 2007 Plan. In addition, the following types of shares under the 2007 Plan will become available for the grant of new stock awards under the 2007 Plan: (a) shares that are forfeited to or repurchased by us prior to becoming fully vested, (b) shares withheld to satisfy income and employment withholding taxes, (c) shares used to pay the exercise price of an option in a net exercise arrangement, (d) shares tendered to us to pay the exercise price of an option and (e) shares that are cancelled pursuant to an exchange or repricing program. Shares issued under the 2007 Plan may be previously unissued shares or reacquired shares bought on the open market. The maximum number of shares of our common stock that may be issued under the 2007 Plan subject to incentive stock options is 4,625,042 shares plus the automatic annual increases described above.

Administration. Our Board has delegated its authority to administer the 2007 Plan to our compensation committee. Subject to the terms of the 2007 Plan, our Board or an authorized committee, referred to as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted, the consideration to be paid for restricted stock awards, and the strike price of stock appreciation rights.

The plan administrator has the authority to:

•	reduce the exercise price of any outstanding option or the strike price of any outstanding stock appreciation right;

•	cancel any outstanding option or stock appreciation right and to grant in exchange one or more of the following:

•	new options or stock appreciation rights covering the same or a different number of shares of common stock,

•	new stock awards,

•	cash, and/or

•	other valuable consideration; and

•	engage in any action that is treated as a repricing under generally accepted accounting principles.

Subject to the terms of the 2007 Plan, our Board may delegate to one or more of our executive officers the limited authority to grant stock awards to our other executive officers and employees. Such executive officer would be able to grant only the total number of stock awards specified by our Board and such executive officer would not be allowed to grant a stock award to himself or herself.

Stock Options. Incentive and nonstatutory stock options may be granted pursuant to incentive and nonstatutory stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option provided that the exercise price of an incentive stock option and nonstatutory stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2007 Plan vest at the rate specified by the plan administrator. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) a broker-assisted cashless exercise, (c) the tender of common stock previously owned by the optionee, (d) a net exercise of the option and (e) other legal consideration approved by the plan administrator.

The plan administrator determines the term of stock options granted under the 2007 Plan, generally up to a maximum of ten years. Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionee may exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise any vested options for a period of 12 months in the event of disability, and 18 months in the event of death. The option term may be extended in the event that the issuance of shares upon exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term. Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution or pursuant to a domestic relations order. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

Restricted Stock Awards. Restricted stock awards may be granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (a) cash or check, (b) past or future services rendered to us or our affiliates or (c) any other form of legal consideration. Shares of common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator.

Restricted Stock Unit Awards. Restricted stock unit awards may be granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect to shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights may be granted pursuant to stock appreciation rights agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2007 Plan vests at the rate specified by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2007 Plan, up to a maximum of ten years. If a participant’s service relationship with us, or any of our affiliates, ceases, then the participant, or the participant’s beneficiary, may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.

Performance Stock Awards. The 2007 Plan permits the grant of performance stock awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. To assure that the compensation attributable to one or more performance stock awards will so qualify, our Compensation Committee can structure one or more such awards so that stock will be issued or paid pursuant to such award only upon the achievement of certain pre-established performance goals during a designated performance period. The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed 2,000,000 shares of our common stock.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event of certain capitalization adjustments (such as a stock split or stock dividend), our Board will appropriately adjust (a) the number of shares reserved under the 2007 Plan, (b) the limit on the number of shares that may be issued as stock awards to any one person in a given calendar year for purposes of Section 162(m) of the Code and (c) the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards.

Corporate Transactions. In the event of certain significant corporate transactions, our Board has the discretion to take one or more of the following actions with respect to outstanding stock awards, contingent upon the closing or completion of such transaction:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•	cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for appropriate cash consideration; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

Our Board need not take the same action for each stock award or with regard to all participants.

Changes in Control. The form of option agreement and restricted stock unit award agreement adopted by our Board under the 2007 Plan provides that in the event the holder’s service relationship with us or a successor entity is terminated, actually without cause or constructively, within 12 months following, or one month prior to, the effective date of certain specified change in control transactions, the vesting and exercisability of the option will accelerate in full. Our Board has the discretion to provide additional acceleration of vesting and exercisability upon or after a change in control transaction as may be provided in a stock award agreement or any other written agreement between us or any of our affiliates and a participant.

Plan Amendments. Our Board has the authority to amend or terminate the 2007 Plan. However, no amendment or termination of the 2007 Plan will adversely affect any rights under stock awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of amendments to the 2007 Plan as required by applicable law.

Effective Date and Termination Date. Our Board originally adopted the 2007 Plan on May 1, 2007, prior to the Company’s initial public offering. The 2007 Plan will terminate on April 30, 2017, unless sooner terminated by our Board.

U.S. Federal Income Tax Information

The information set forth below is only a summary and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a stock award or the disposition of stock acquired under an award. The 2007 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income and the recognition of the deductions are subject to the requirement that the amounts constitute an ordinary and necessary business expense for us and are reasonable in amount, the limitation on the deduction of executive compensation under Section 162(m) of the Code and the timely satisfaction of our tax reporting obligations.

Incentive Stock Options. Incentive stock options under the 2007 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards. Nonstatutory stock options, restricted stock awards and restricted stock unit awards granted under the 2007 Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is recognized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Compensation attributable to stock awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

Plan Benefits

We cannot currently determine the benefits or number of shares subject to stock awards that may be granted in the future to executive officers, directors and employees under the 2007 Plan because awards under the 2007 Plan are determined by the plan administrator in its discretion.

The following table sets forth information about awards granted under the 2007 Plan as of March 30, 2011 to (i) our named executive officers, (ii) all current executive officers as a group (eight people), (iii) all non-employee directors as a group (11 people), (iv) all non-executive employees (including all current officers who are not executive officers) as a group (236 people); (v) each associate of any director or executive officer and (vi) each other person who received or is to receive 5% of awards granted under the 2007 Plan. As of the record date, March 30, 2011, there were options to purchase 6,023,169 shares of our common stock outstanding, 12,929 restricted stock unit awards outstanding, and 2,585,634 shares reserved for future issuance under the 2007 Plan. As of March 30, 2011, the record date, the closing price of our Common Stock as reported on the NASDAQ Global Market was $33.11 per share.

Plan Benefits

2007 Equity Incentive Plan

Name	Number of securities to be issued upon exercise of outstanding options or vesting of outstanding restricted stock units (#)
Named executive officers
Bruce C. Cozadd	900,696
Chairman and Chief Executive Officer

Robert M. Myers(1)	494,250
President

Kathryn E. Falberg	200,000
Senior Vice President and Chief Financial Officer

All current executive officers as a group(2)	2,117,412

All current non-employee directors as a group	36,536

Each associate of any director or executive officer	0

Each other person who received or is to receive 5% of awards granted under the 2007 Plan	0

All current employees, including all current officers who are not executive officers, as a group(2)	3,387,900

(1)	Mr. Myers resigned as our President and as a member of our Board effective January 14, 2011 and his employment with the Company terminated on February 1, 2011.

(2)	Does not include Mr. Myers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2010, with respect to all of the Company’s equity compensation plans in effect on that date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2007 Equity Incentive Plan	5,166,096		$10.53	(1)	1,914,503	(2)
2007 Employee Stock Purchase Plan	—				100,881	(3)
Amended and Restated 2007 Non-Employee Directors Stock Option Plan	387,500		$8.25		2,500	(4)

Equity compensation plans not approved by security holders:
Amended and Restated Directors Deferred Compensation Plan	101,460	(5)			175,834	(6)

Total	5,655,056				2,193,718

(1)

The weighted average exercise price of outstanding options and rights under our 2007 Equity Incentive Plan, or the 2007 Plan, includes the effect of our grant of restricted stock units under the 2007 Plan, which restricted stock units were granted in consideration of services rendered to us and do not carry an exercise price. The weighted average exercise price of outstanding options under the 2007 Plan as of December 31, 2010 was $10.56, excluding the grant of the restricted stock units but including shares subject to options originally granted under our 2003 Equity Incentive Plan.

(2)

As of December 31, 2010, an aggregate of 8,223,848 shares of common stock were reserved for issuance under the 2007 Plan, of which 1,914,503 remained available for future issuance. The number of shares reserved for issuance under the 2007 Plan includes shares subject to options originally granted under our 2003 Equity Incentive Plan that will become available for issuance under the 2007 Plan upon the expiration or termination of such options for any reason prior to exercise or settlement. The number of shares reserved for issuance under the 2007 Plan automatically increases on each January 1, from January 1, 2008 through (and including) January 1, 2017, by the lesser of (a) 4.5% of the total number of shares of our common stock outstanding on December 31 of the preceding year or (b) 3,000,000 shares (or such lesser amount as may be approved by our Board). On January 1, 2011, the number of shares reserved for issuance under the 2007 Plan increased by 1,798,166 shares pursuant to this automatic share increase provision.

(3)

As of December 31, 2010, an aggregate of 1,400,000 shares of common stock had been authorized for issuance under our 2007 Employee Stock Purchase Plan, or the 2007 ESPP, of which 100,881 remained available for future issuance under the 2007 ESPP, and with up to a maximum of 260,000 shares that could be purchased in the current purchase period (after giving effect to the automatic increase on January 1, 2011 referenced below). Subsequently, the aggregate number of shares available for issuance in any six month purchase period will be 175,000. The number of shares reserved for issuance under the 2007 ESPP automatically increases on each January 1, from January 1, 2008 through (and including) January 1, 2017, by the lesser of (a) 1.5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year or (b) 350,000 shares, (or such lesser amount as may be approved by our Board). On January 1, 2011, the number of shares reserved for issuance under the 2007 ESPP increased by 350,000 shares pursuant to this automatic share increase provision.

(4)	As of December 31, 2010, an aggregate of 473,963 shares of common stock were reserved for issuance under our Amended and Restated 2007 Non-Employee Directors Stock Option Plan, or the 2007 Directors

Plan, of which 2,500 shares remained available for future issuance. The number of shares remaining available for issuance under the 2007 Directors Plan as shown in the table above has been reduced by the number of shares credited to our non-employee directors’ stock accounts under our Amended and Restated Directors Deferred Compensation Plan, or the Directors Deferred Plan, prior to August 15, 2010. The number of shares reserved for issuance under the 2007 Directors Plan automatically increases on each January 1, from January 1, 2008 through (and including) January 1, 2017, by the sum of (a) the excess of (i) the number of shares of common stock subject to options granted during the preceding calendar year under the 2007 Directors Plan, over (ii) the number of shares added back to the share reserve under the 2007 Directors Plan during the preceding calendar year and (b) for the automatic annual increases occurring on or prior to January 1, 2010 only, the aggregate number of shares credited to our non-employee directors’ stock accounts under the Directors Deferred Plan (or such lesser amount as may be approved by our Board). In no event may the amount of any such annual increase exceed 200,000 shares. On January 1, 2011, the number of shares reserved for issuance under the 2007 Directors Plan increased by 197,500 shares pursuant to this automatic share increase provision.

(5)

Represents shares credited to individual non-employee director stock accounts in lieu of director fees as of December 31, 2010 under the Directors Deferred Plan. There is no exercise price for these shares. Distributions in shares of our common stock under the Directors Deferred Plan are funded (i) with the shares reserved under the 2007 Directors Plan for amounts credited to our non-employee directors’ stock accounts prior to August 15, 2010 and (ii) with shares reserved under the Directors Deferred Plan for amounts credited to our non-employee directors’ stock accounts on or after August 15, 2010. See “Director Compensation—Directors Deferred Compensation Plan” for a description of the Directors Deferred Plan.

(6)

Prior to August 15, 2010, amounts credited to our non-employee directors’ stock accounts pursuant to the Directors Deferred Plan are funded with the shares reserved under the 2007 Directors Plan. In August 2010, a separate reserve for 200,000 shares was created under the Directors Deferred Plan which funds all distributions under this plan on or after August 15, 2010.

PROPOSAL 4

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act require that we provide our stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Our executive compensation programs have remained substantially the same for several years. Our programs are designed to help us attract talented individuals to manage and operate all aspects of our business, to reward those individuals fairly over time, and to retain those individuals who continue to meet our high expectations. To do that, our executive compensation program combines short- and long-term components, cash and equity, and fixed and contingent payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our short and long-term objectives. We believe our executive compensation program is effectively designed, working well in alignment with the interests of our stockholders and is instrumental to achieving our business strategy.

Our Compensation Committee, comprised of only independent directors, reviews and oversees our compensation philosophy, policies, plans and programs, reviews and determines the compensation to be paid to our executive officers and recommends to our full Board the compensation of our Chairman and Chief Executive Officer. Our compensation philosophy is to ensure that the total compensation packages for our executive officers stay competitive each year by targeting 50th percentile for cash compensation and 60th percentile for long-term incentives of our peer group and/or survey data for executive officers in similar positions with similar responsibilities. To execute this compensation philosophy, our Compensation Committee engages outside compensation consultants, generally yearly, to benchmark our compensation, to provide an independent review of all aspects of our compensation programs and to provide executive compensation advice for the coming year. The following highlights our approach to executive compensation:

•

Our compensation programs apply to all employees, including our executive officers and senior management, and other than our Executive Change in Control and Severance Benefit Plan, our executive officers and senior management are subject to the same compensation programs, including base salary, incentive bonus, long-term incentives, defined contribution pension plans, and life insurance premiums paid by us, as our non-executive employees.

•

Our Compensation Committee continually monitors the Company’s performance and adjusts compensation practices accordingly. For example, our Compensation Committee agreed to a temporary voluntary pay reduction offered by our executive officers in 2009 and accepted a recommendation of no bonus payments for 2008 performance to our executive officers, given the Company’s financial situation at the time.

•

Because we believe it is important to our success to aggressively pursue long-term goals and to avoid excessive risk taking, a significant portion of our executive officers’ total compensation has been, and is expected to continue to be, comprised of stock options and other equity awards which, generally, vest over several years or longer.

•

Our Executive Change in Control and Severance Benefit Plan does not provide severance benefits unless there are both a change in control and an eligible termination (“double trigger”), and equity awards do not automatically accelerate upon a change in control for any executive (absent an eligible termination) but rather at the discretion of the Board.

•

We have a long-standing insider trading policy which, among other things, prohibits any of our employees, including our executive officers, from trading in any derivatives involving our securities, and allows trading only during open trading windows.

•	We do not provide other forms of compensation to our executives, including:

•	no guaranteed bonuses;

•	no special perquisites or other personal benefits or property to our executives;

•	no tax gross-up payments or other reimbursements in connection with any compensation programs;

•	no formal employment agreements with our executives; and

•	no executive retirement plans.

Our stockholders are encouraged to read the “Corporate Governance and Board Matters—Compensation Committee,” “Executive Compensation—Summary of Compensation,” “Executive Compensation—Narrative Disclosure to Summary Compensation Table” and the other sections of this Proxy Statement under “Executive Compensation” for more details on our executive compensation programs and practices.

The vote on the resolution below is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Although this vote is advisory, which means that the vote is not binding on us, our Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative disclosures related to those tables.”

The Board recommends a vote “For” Proposal 4.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and Section 14A of the Exchange Act also provide that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal 5, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every three, two or one year. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. Our compensation programs do not change significantly from year to year and do not contain any significant risks that we believe would be of concern to our stockholders. While we regularly review compensation, with an in-depth review on an annual basis, a significant portion of our executives’ total compensation has been, and is expected to continue to be, equity compensation that is designed to enhance long-term growth and performance of the Company and incentivize our executives on a long-term basis. An advisory vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

We view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs. Although this advisory vote is not binding on us, our Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. In addition, while the Board currently believes that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate. While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the nonbinding advisory vote on executive compensation should be held every three, two or one year.

Accordingly, we ask our stockholders to indicate their preferred voting frequency by voting for every “3 Years,” “2 Years” or “1 Year” (or abstaining from voting) in response to the following resolution at the Annual Meeting:

“RESOLVED, that the option of every three, two or one year that receives the greatest number of votes from the holders of shares represented either in person or by proxy at the Annual Meeting and entitled to vote shall be considered the preferred frequency with which the Company is to hold an advisory vote on the compensation of the Company’s named executive officers.”

The Board recommends that you vote for the option of 3 YEARS on Proposal 5 as the preferred frequency for the advisory vote on the compensation of named executive officers.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 30, 2011 (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table (referred to in this Proxy Statement as our “named executive officers”); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(2)
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total
5% Stockholders:
Entities affiliated with Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, NY 10019
KKR JP LLC(3)	10,504,338	25.45%
KKR JP III LLC(3)	36,445	*
KKR Financial Holdings III, LLC(3)	70,156	*

Entities affiliated with Longitude Capital Partners, LLC(4)	3,831,924	9.21%
800 El Camino Real, Suite 220
Menlo Park, CA 94025

BlackRock, Inc.(5)	3,458,174	8.50%
40 East 52nd Street
New York, NY 10022

Entities affiliated with Thoma Cressey Bravo, Inc.(6)	2,432,487	5.96%
Sears Tower, 92nd Floor
22 South Wacker Drive
Chicago, IL 60606

Named Executive Officers and Directors:
Bruce C. Cozadd(7)	867,284	2.10%
Robert M. Myers(8)	570,845	1.38%
Kathryn E. Falberg(9)	103,501	*
Paul L. Berns(10)	13,458	*
Samuel D. Colella(11)	1,711,659	4.19%
Bryan C. Cressey(12)	2,471,862	6.05%
Patrick G. Enright(13)	3,878,846	9.31%
Michael W. Michelson(14)	28,542	*
James C. Momtazee(15)	26,167	*
Kenneth W. O’Keefe(16)	1,682,497	4.12%
Alan M. Sebulsky(17)	119,527	*
James B. Tananbaum, M.D.(18)	39,375	*
Rick E Winningham(19)	19,375	*
Nathaniel M. Zilkha(20)	22,873	*
All directors and executive officers as a group (19 persons)(21)	11,564,581	26.54%

*	Represents beneficial ownership of less than 1%.

(1)

Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, California 94304.

(2)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission, or the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 40,671,360 shares outstanding on

March 30, 2011, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes shares of common stock issuable pursuant to the exercise of stock options and warrants that are exercisable within 60 days of March 30, 2011, as well as shares credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan as of March 30, 2011. Amounts credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan are payable solely in shares of our common stock, but such shares do not have current voting or investment power. Shares issuable pursuant to our Directors Deferred Compensation Plan and shares issuable pursuant to the exercise of stock options and warrants that are exercisable within 60 days of March 30, 2011 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

KKR JP LLC (“KKR JP”) directly holds 9,906,501 shares and warrants to purchase 597,837 shares. KKR Millennium Fund L.P. (“KKR Millennium Fund”) is the sole member of KKR JP. KKR Associates Millennium L.P. (“KKR Associates Millennium”) is the sole general partner of KKR Millennium Fund. KKR Millennium GP LLC (“KKR Millennium GP”) is the sole general partner of KKR Associates Millennium. KKR Fund Holdings L.P. (“KKR Fund Holdings”) is the designated member of KKR Millennium GP. KKR Fund Holdings GP Limited (“KKR Fund Holdings GP”) is a general partner of KKR Fund Holdings. KKR Millennium Fund, KKR Associates Millennium, KKR Millennium GP, KKR Fund Holdings and KKR Fund Holdings GP disclaim beneficial ownership of the securities held by KKR JP.

KKR JP III LLC (“KKR JP III”) directly holds 36,445 shares. KKR Partners III, L.P. (“KKR Partners III”) is the sole member of KKR JP III. KKR III GP LLC (“KKR III GP”) is the sole general partner of KKR Partners III. KKR Partners III and KKR III GP disclaim beneficial ownership of the securities held by KKR JP III.

KKR Financial Holdings III, LLC (“KKR Financial Holdings III”) directly holds warrants to purchase 70,156 shares. KKR Financial Holdings LLC (“KKR Financial Holdings”) is the sole member of KKR Financial Holdings III. KKR Financial Advisors LLC (“KKR Financial Advisors”) is the manager of KKR Financial Holdings. Kohlberg Kravis Roberts & Co. (Fixed Income) LLC (“Kohlberg Kravis Roberts & Co. (Fixed Income)”) is the sole member of KKR Financial Advisors. Kohlberg Kravis Roberts & Co. L.P. (“Kohlberg Kravis Roberts & Co.”) is the holder of all of the outstanding equity interests in Kohlberg Kravis Roberts & Co. (Fixed Income). KKR Management Holdings L.P. is the general partner of Kohlberg Kravis Roberts & Co. KKR Management Holdings Corp. is the general partner of KKR Management Holdings L.P. KKR Financial Holdings, KKR Financial Advisors, Kohlberg Kravis Roberts & Co. (Fixed Income), Kohlberg Kravis Roberts & Co., KKR Management Holdings L.P. and KKR Management Holdings Corp. disclaim beneficial ownership of the securities held by KKR Financial Holdings III.

Each of KKR Group Holdings L.P. (“KKR Group Holdings”) (as the sole shareholder of KKR Fund Holdings GP, a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Management Holdings Corp.); KKR Group Limited (“KKR Group”) (as the general partner of KKR Group Holdings); KKR & Co. L.P. (“KKR & Co.”) (as the sole shareholder of KKR Group); and KKR Management LLC (“KKR Management”) (as the general partner of KKR & Co.) disclaim beneficial ownership of the securities held by KKR JP and KKR Financial Holdings III.

As the designated members of KKR Management LLC and the managers of KKR III GP LLC, Messrs. Henry R. Kravis and George R. Roberts may be deemed to be the beneficial owner of the securities held by KKR JP, KKR JP III and KKR Financial Holdings III but disclaim beneficial ownership of such securities. Messrs. Kravis and Roberts have also been designated as managers of KKR Millennium GP by KKR Fund Holdings.

The entities named in this footnote (3) are sometimes referred to as the KKR Entities. Michael W. Michelson, James C. Momtazee and Nathaniel M. Zilkha are members of our Board and are executives of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Michelson, Momtazee and Zilkha disclaim beneficial ownership of any securities beneficially owned by the KKR Entities. The address of the KKR Entities (except KKR Financial Holdings III, KKR Financial Holdings,

KKR Financial Advisors and Kohlberg Kravis Roberts & Co. (Fixed Income)) and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, NY 10019. The address of KKR Financial Holdings III, LLC, KKR Financial Holdings LLC, KKR Financial Advisors LLC and KKR Financial LLC is 555 California Street, 50th Floor, San Francisco, CA 94104. The address of Messrs. Roberts, Michelson, Momtazee and Zilkha is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)

Consists of 2,827,390 shares and a warrant to acquire 929,243 shares held by Longitude Venture Partners, L.P., and 56,667 shares and a warrant to acquire 18,624 shares held by Longitude Capital Associates, L.P. Patrick G. Enright is a Managing Member of Longitude Capital Partners, LLC, which is the sole general partner of each of these two entities. As such he may be deemed to have shared voting and dispositive power with respect to shares and warrants held by those entities. Mr. Enright disclaims beneficial ownership of all such shares and warrants, except to the extent of his proportionate pecuniary interest therein.

(5)

Based upon a Schedule 13G filed with the SEC on February 4, 2011 by BlackRock, Inc. on behalf of itself reporting beneficial ownership as of December 31, 2010. According to the Schedule 13G filed by BlackRock, Inc., it has the sole power to vote or dispose of all of the shares held. The Schedule 13G filed by BlackRock, Inc. provides information only as of December 31, 2010 and, consequently, the beneficial ownership of above-mentioned reporting person may have changed between December 31, 2010 and March 30, 2011.

(6)

Consists of 2,259,250 shares and a warrant to acquire 135,841 shares held by Thoma Cressey Fund VII, LP and 35,275 shares and a warrant to acquire 2,121 shares held by Thoma Cressey Friends Fund VII, LP. Bryan C. Cressey is a partner of Thoma Cressey Equity Partners, the sponsor of these entities, the Thoma Cressey Funds, and is deemed to have shared voting and investment power over the shares held by Thoma Cressey Equity Partners and its affiliated entities. Mr. Cressey disclaims beneficial ownership of the shares held by the Thoma Cressey Funds, except to the extent of his pecuniary interest therein.

(7)	Includes 582,509 shares Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011.

(8)

Includes 156,898 shares held by Mr. Myers as of February 1, 2011 and 413,947 shares Mr. Myers has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011. Mr. Myers resigned as our President and as a member of our Board effective January 14, 2011 and is serving as a consultant to the Company through February 1, 2012.

(9)	Includes 52,915 shares Ms. Falberg has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011.

(10)

Includes 9,375 shares Mr. Berns has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011 and 4,083 shares issuable to Mr. Berns pursuant to our Directors Deferred Compensation Plan.

(11)

Includes 39,375 shares Mr. Colella has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011 and 8,892 shares issuable to Mr. Colella pursuant to our Directors Deferred Compensation Plan. Also includes 1,488,676 shares and a warrant to acquire 129,613 shares held by Versant Venture Capital II, L.P., 28,260 shares and a warrant to acquire 2,464 shares held by Versant Affiliates Fund II-A, L.P. and 13,247 shares and a warrant to acquire 1,132 shares held by Versant Side Fund II, L.P. Mr. Colella is a managing member of Versant Ventures II, LLC, which is the general partner of each of Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P., or the Versant Funds, and is deemed to have shared voting and investment power over the shares held by the Versant Funds. Mr. Colella disclaims beneficial ownership of the shares held by the Versant Funds, except to the extent of his pecuniary interest therein.

(12)

Includes 39,375 shares Mr. Cressey has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011 and the shares described in Note (5) above. Mr. Cressey disclaims beneficial ownership of the shares described in Note (5) above, except to the extent of his pecuniary interest therein.

(13)

Includes 37,708 shares Mr. Enright has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011, 9,214 shares issuable to Mr. Enright pursuant to our Directors Deferred Compensation Plan, and the shares described in Note (4) above. Mr. Enright disclaims beneficial ownership of the shares described in Note (4) above, except to the extent of his pecuniary interest therein.

(14)

Includes 9,375 shares Mr. Michelson has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011 and 19,167 shares issuable to Mr. Michelson pursuant to our Directors Deferred Compensation Plan. Mr. Michelson disclaims beneficial ownership of the shares described in Note (3) above.

(15)

Includes 9,375 shares Mr. Momtazee has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011 and 16,792 shares issuable to Mr. Momtazee pursuant to our Directors Deferred Compensation Plan. Mr. Momtazee disclaims beneficial ownership of the shares described in Note (3) above.

(16)

Includes 39,375 shares Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011 and 21,463 shares issuable to Mr. O’Keefe pursuant to our Directors Deferred Compensation Plan. Also includes 1,529,684 shares and a warrant to acquire 91,975 shares held by Jazz Investors LLC. Beecken Petty O’Keefe & Company, LLC is the sole manager of Jazz Investors, LLC. Mr. O’Keefe is one of the member managers of Beecken Petty O’Keefe & Company, LLC, and as such may be deemed to have shared voting and dispositive power with respect to the shares beneficially owned by Jazz Investors, LLC. Mr. O’Keefe disclaims beneficial ownership of the shares held by Jazz Investors LLC, except to the extent of his pecuniary interest therein.

(17)

Includes 75,911 shares Mr. Sebulsky has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011 and 15,364 shares issuable to Mr. Sebulsky pursuant to our Directors Deferred Compensation Plan.

(18)

Consists solely of 39,375 shares Dr. Tananbaum has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011. Dr. Tananbaum’s term of office as our director expires at the Annual Meeting on May 24, 2011 and he has advised the Board that he will not stand for reelection at the Annual Meeting.

(19)	Consists solely of 19,375 shares Mr. Winningham has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011.

(20)

Includes 9,375 shares Mr. Zilkha has the right to acquire pursuant to options exercisable within 60 days of March 30, 2011 and 13,498 shares issuable to Mr. Zilkha pursuant to our Directors Deferred Compensation Plan. Mr. Zilkha disclaims beneficial ownership of the shares described in Note (3) above. Mr. Zilkha’s term of office as our director expires at the Annual Meeting on May 24, 2011 and he has advised the Board that he will not stand for reelection at the Annual Meeting.

(21)

Includes 8,238,449 shares and warrants to purchase 1,311,013 shares held by entities affiliated with certain of our directors, 1,478,237 shares that certain of our executive officers and directors have the right to acquire within 60 days of March 30, 2011 through the exercise of options, and 108,473 shares issuable to our directors under our Directors Deferred Compensation Plan. Does not include 156,898 shares held by Mr. Myers as of February 1, 2011 and 413,947 shares that Mr. Myers has the right to acquire within 60 days of March 30, 2011 through the exercise of options. Mr. Myers resigned as our President and as a member of our Board effective January 14, 2011 and is serving as a consultant to the Company through February 1, 2012. See notes (2) through (20) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table sets forth certain summary information for the year indicated with respect to the compensation earned by our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers as of December 31, 2010. We refer to these individuals in this Proxy Statement as our “named executive officers.”

SUMMARY COMPENSATION TABLE—FISCAL 2009 AND 2010

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)(6)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Bruce C. Cozadd Chairman and Chief Executive Officer	2010	496,877	—	1,163,414	267,300	1,437	1,929,028
	2009	442,729	—	189,260	205,300	1,574	838,863

Robert M. Myers(6) President	2010	449,092	224,000	623,258	—	1,396	1,297,746
	2009	420,024	—	141,945	193,900	1,564	757,433

Kathryn E. Falberg Senior Vice President and Chief Financial Officer	2010	366,404	30,000	498,606	150,000	1,100	1,046,110

(1)

The dollar amounts in this column represent base salary earned during the indicated fiscal year. For more information regarding salaries in 2009 and 2010, see “—Narrative Disclosure to Summary Compensation Table—Base Salary” below.

(2)

The dollar amount in this column represents cash bonus made outside of our annual Bonus Plan. Ms. Falberg joined the Company in December 2009. Pursuant to her offer of employment, the Company paid her a signing bonus on the first regular pay day 90 days after her start date with the Company. Mr. Myers resigned as our President and a member of our Board effective January 14, 2011 and his employment with the Company terminated on February 1, 2011. In connection with his resignation, the Company made a lump sum cash payment to Mr. Myers of $224,000, which equals the full annual bonus under the Bonus Plan for 2010 that he potentially could have earned had he met all the requirements for earning such bonus, pursuant to a separation agreement entered into between the Company and Mr. Myers.

(3)

The dollar amounts in this column represent the aggregate grant date fair value of all option awards granted during the indicated fiscal year. These amounts have been calculated in accordance with FASB ASC Topic 718, or ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 8, 2011. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers.

(4)

The dollar amounts in this column represent the cash bonus awarded under our annual Bonus Plan for the indicated fiscal year. For more information, see “—Narrative Disclosure to Summary Compensation Table—Annual Bonus Plan” below.

(5)	Represents group term life insurance premiums paid by the Company.

(6)

Effective January 14, 2011, Mr. Myers resigned as our President and a member of our Board. In connection with Mr. Myers’ resignation, the Company and Mr. Myers entered into a separation agreement, pursuant to which Mr. Myers is retained as a consultant to the Company for 12 months starting on February 1, 2011, his employment termination date. During the 12-month period, Mr. Myers is to be compensated at a rate of $250 per hour for services performed at the request of the Company, and the stock options previously granted to Mr. Myers under the Company’s equity incentive plans will continue to vest in accordance with their existing terms. In addition, the Company agreed, for 12 months following February 1, 2011, (i) to pay cash severance to Mr. Myers in the form of base salary continuation payments, (ii) to make monthly cash payments to Mr. Myers equal to applicable monthly COBRA premiums, and (iii) that, assuming the consulting period continues for 12 months, the Company will accelerate the vesting of his outstanding stock options such that as of the last day of the consulting period, Mr. Myers will vest in a number of shares subject to such options as if such options had continued to vest pursuant to their terms for an additional six months after the end of the consulting period.

Narrative Disclosure to Summary Compensation Table

Base Salary

We provide a base salary to our executive officers, the rate for which is set each year, effective March 1. Our Compensation Committee generally aims to ensure that the total compensation packages for our executive officers stay competitive each year by targeting 50th percentile for cash compensation and 60th percentile for long-term incentives of our peer group and/or survey data for executive officers in similar positions with similar responsibilities, including data from the Radford Biotech Executive Survey. Our Compensation Committee believes this is appropriate for several reasons. We have a complex business model and are pursuing multiple commercial and product development opportunities simultaneously with a relatively small organization. We do not have any significant laboratories or manufacturing facilities, and therefore we conduct our development, manufacturing and clinical activities through arrangements with third parties. As a result, our executives are required to manage both internal and significant external resources. Competition for executive talent is intense in our industry and in our geographic area. Our executives have many years of valuable experience in our industry, and their continued leadership is deemed critical to our short-term and long-term success.

In early 2010, our Compensation Committee reviewed the survey and/or benchmark data referred to above to ensure that executive base salaries as a group were within the competitive levels described above, and then determined appropriate increases to base salaries from the prior year. As such, there was a 7% increase in the 2010 base salary rate for Mr. Cozadd from the prior year resulting from a combination of merit and adjustment increases to his base salary rate so that his base salary rate was at a level that was generally consistent with the 50th percentile of our peer group. For Mr. Myers, there was a 1% increase in his 2010 base salary rate from the prior year. Ms. Falberg joined us in December 2009, and therefore her initial base salary rate was unchanged for 2010. Ms. Falberg’s initial compensation arrangement is described under “—Executive Employment Agreements” below.

In December 2008, our executive officers proposed, and our Compensation Committee accepted that, in light of our then current economic situation, effective January 1, 2009, our executive officers would take a temporary pay reduction of between 5% and 10% of their 2008 base salaries. Effective August 1, 2009 and based on our improved financial situation since the beginning of 2009, the temporary pay reduction ended, and our executive officer salaries returned to 2008 base salary levels. Because of the voluntary temporary pay reduction taken by our executive officers at the start of 2009, our Compensation Committee did not believe it necessary to review additional comparative compensation data when determining the 2009 base salary rates for our executive officers.

The 2009 and 2010 base salary rates for our named executive officers, without regard to the voluntary pay reductions in 2009, are set forth in the table below.

Name	2009 Base Salary ($)(1)	2010 Base Salary ($)(2)
Bruce C. Cozadd	468,000	500,000
Robert M. Myers	444,000	448,000
Kathryn E. Falberg	—	365,000

(1)

The named executive officers took voluntary temporary base salary rate reductions (10% for Messrs. Cozadd and Myers) beginning January 1, 2009 through July 31, 2009. During the period of their voluntary reductions, their base salary rates were $421,200 for Mr. Cozadd and $399,600 for Mr. Myers.

(2)	Base salary rate beginning March 1, 2010.

Annual Bonus Plan

In accordance with our annual Bonus Plan, we maintain an annual bonus award program to reward executive officers (and other employees) for attaining our corporate performance objectives, as well as to reward them for their individual contributions to the achievement of those objectives. Target bonus levels under the annual Bonus Plan are assigned based on various categories of employees. The actual bonus awarded in any year, if any, may be more or less than the target, depending primarily on the achievement of our corporate objectives, and an individual employee’s achievement of his or her objectives. Whether or not a bonus is paid for any year is within the discretion of our Compensation Committee, and our Compensation Committee has the discretion to award bonuses even if the applicable performance criteria set forth under the annual Bonus Plan have not been met or to award a bonus based on other criteria.

In late 2009, the Compensation Committee engaged Radford to provide the Compensation Committee with advice concerning executive compensation for 2010. In part as a result of its discussion with Radford, the Compensation Committee determined that the bonus target for the Chief Executive Officer should be 60% (rather than the 50% target originally provided for in the Bonus Plan) beginning with any bonus for 2010. As such, the target bonus levels for 2010 for our named executive officers were: 60% of the applicable annual base salary earned for Mr. Cozadd, 50% of the applicable annual base salary earned for Mr. Myers and 40% of the applicable annual base salary earned for Ms. Falberg. For 2010, our key high-level corporate objectives approved by the Board in early 2010 were to:

•	achieve budgeted net sales of Xyrem and Luvox CR of $160 million and budgeted cash EBITDA[1] from commercial operations of $100 million;

•	manage corporate operations by achieving cash EBITDA for the entire company of $18 million through first quarter of 2010 and $49 million for 2010;

•	strengthen our balance sheet by refinancing at least $75 million of our existing debt in first half of 2010; and

•

obtain a positive majority vote for approval from an FDA Advisory panel for JZP-6, receive FDA approval for JZP-6 for the treatment of fibromyalgia by December 31, 2010 and conduct appropriate activities for a launch of JZP-6 in first half of 2011.

Our key objectives also include ensuring that employees are aligned with the corporate objectives and that the Company operates in compliance with applicable laws and regulations as an over-arching value and requirement.

[1]	Cash EBITDA is calculated, for purposes of evaluating achievement of our 2010 corporate objectives, as gross sales and royalty revenues less operating expenses (excluding stock based compensation and depreciation).

Each of the executive officers is responsible for meeting our corporate objectives, and each objective was deemed important in determining the level of our performance during the year. Although the Compensation Committee did not set individual goals for individual executive officers, certain of the named executive officer’s responsibilities are more directly related to particular corporate objectives and may therefore be given greater weight in the determination of the bonus amount paid to a named executive officer. As Chairman and Chief Executive Officer, Mr. Cozadd is responsible for the Company meeting all of its objectives. Ms. Falberg, along with Mr. Cozadd, is particularly responsible for our financing activities, and her efforts in achieving this corporate objective had a greater impact on her bonus determination than it did for other executive officers. Nevertheless, in a small company such as ours, each executive is expected to contribute in significant ways to the achievement of most, if not all, of our corporate objectives.

In approving the corporate objectives for 2010, the expectation of the Board was that it would be unlikely that all of the corporate objectives would be achieved for the year. In this regard, the Board has historically approved corporate objectives that have been stretch objectives beyond those that would reasonably be expected to be attained in any given year, and our corporate objectives historically have not been achieved at the 100% level. Our Compensation Committee determines the size of the total bonus pool under the annual Bonus Plan, which is based primarily on the Board’s determination of our success in achieving our corporate objectives for the plan year. The Compensation Committee also determines the portion of the pool, if any, that will be allocated to the executive officers as a group and the individual bonuses for each of our executive officers and vice presidents. Mr. Cozadd provides input to the Compensation Committee with respect to bonuses for executive officers and vice presidents other than his own compensation. For 2010, the Compensation Committee did not quantify or assign specific percentage criteria to the various corporate objectives under the annual Bonus Plan, but rather sought to approve a bonus payout that generally reflected the Board’s determination of the level of achievement of our corporate objectives, after taking into account the key corporate objectives listed above.

With respect to the achievement of our 2010 corporate objectives, after considering the input of Mr. Cozadd, our Compensation Committee determined that we had far exceeded the targets of certain key objectives, achieved most of our other objectives, and missed one key objective. In evaluating our performance against our corporate objectives for 2010, the Compensation Committee believed the following were highly significant: (i) our achievement of profitability in 2010 that far exceeded our target, (ii) our attaining and exceeding net sales and commercial EBITDA targets for 2010; (iii) our significant reduction of operating expenses and strengthening of our balance sheet, primarily through the successful refinancing of our senior secured debt in June 2010; (iv) our success in raising equity capital in a public offering in May 2010, and (v) our receipt of a complete response letter from the FDA in October 2010 stating that the FDA cannot approve our new drug application for JZP-6 in its present form. After balancing our outstanding 2010 financial and operational performance against our unsuccessful effort to obtain FDA approval for JZP-6 in 2010, our Compensation Committee approved a total corporate bonus payout of 90% of the total target bonus pool.

The actual bonus award amounts under the annual Bonus Plan for Mr. Cozadd and Ms. Falberg were determined by multiplying the percentage achievement determined by the Compensation Committee by the target bonus percentage set forth in our Bonus Plan (60% for Mr. Cozadd and 40% for Ms. Falberg) by the actual salary earned during the year. All of our named executive officers contributed significantly to our achievement of our key objectives in 2010, and the Compensation Committee (with approval from the Board with regard to Mr. Cozadd) determined that the company achievement rate of 90% was applicable for Mr. Cozadd. As Ms Falberg was particularly responsible for strengthening our balance sheet and exceeded the target set at the beginning of 2010, the Compensation Committee approved a higher achievement rate for her. Because Mr. Myers resigned his position in January 2011, in connection with his separation from the Company, the Compensation Committee approved a lump sum cash payment to him of $224,000, which equals the full annual bonus under the Bonus Plan for 2010 that he potentially could have earned had he met all the requirements for earning such bonus.

For 2009, as set forth in the Bonus Plan, the target bonus levels for Messrs. Cozadd and Myers were 50% of their then applicable annual salary earned. In early 2010, after considering the input of Mr. Cozadd, the Board determined that we had achieved most, but not all, of our key corporate objectives for 2009. Based on the Board’s determination of the level of achievement of our corporate objectives for 2009, our Compensation Committee approved a total corporate bonus payout of 78% of the total target bonus pool. Our actual bonus award amounts under the annual Bonus Plan are determined by multiplying the percentage achievement determined by the Compensation Committee by the target bonus percentage set forth in our Bonus Plan by the actual salary earned during the year. In determining the specific bonus award amounts for our named executive officers for 2009 under the annual Bonus Plan, our Compensation Committee desired to ensure that the different voluntary salary reductions taken by various executive officers (and other company officers) from January 1, 2009 through July 31, 2009 did not impact relative bonus awards among executive officers. Accordingly, in setting individual bonuses, the Compensation Committee set aside from the executive portion of the total bonus pool an amount sufficient to offset the individual voluntary salary reductions, and then allocated the remainder of the pool against salaries without taking effect of the voluntary reductions. Because all of our named executive officers contributed significantly to our achievement of our key objectives in 2009, the Compensation Committee (with approval from the Board with regard to Mr. Cozadd) determined that the same achievement rate was applicable for each of Mr. Cozadd and Mr. Myers.

The cash bonus awards for 2009 and 2010 under the Bonus Plan for our named executive officers were as follows:

Name	Total Bonus under Bonus Plan for 2009 ($)(1)	Total Bonus under Bonus Plan for 2010 ($)
Bruce C. Cozadd	205,300	267,300
Robert M. Myers(2)	193,900	—
Kathryn E. Falberg(3)	—	150,000

(1)

The bonus for 2009 was calculated by determining the amount of the temporary voluntary salary reduction ($27,300 for Mr. Cozadd and $25,900 for Mr. Myers) for each executive, and adding to it to the bonus amount determined under the Bonus Plan for 2009 as described above, but subject to the total amount of the bonus pool available for executives.

(2)

Mr. Myers resigned as our President and a member of our Board effective January 14, 2011 and his employment with the Company terminated on February 1, 2011. In connection with his separation from the Company, the Compensation Committee approved a lump sum cash payment to him of $224,000, which equals the full annual bonus under the Bonus Plan for 2010 that he potentially could have earned had he met all the requirements for earning such bonus.

(3)	Ms. Falberg joined the Company in December 2009 and did not receive a bonus for that year.

In late 2010, the Compensation Committee again engaged Radford to provide the Compensation Committee with advice concerning executive compensation for 2011. In part as a result of its discussion with Radford, the Compensation Committee determined that the bonus target for the Chief Executive Officer should be 65% (rather than the 60% target stated in the Bonus Plan) beginning with any bonus for 2011.

Stock Option Awards

In March 2010, the Compensation Committee used Radford data in reviewing the levels of stock option grants to our named executive officers and again sought to ensure a level of annual grants for our named executive officers as a group at approximately the 60th percentile of the annual grants for executive officers in similar positions with similar responsibilities at our peer companies chosen for 2010. As a result, stock options were granted under the 2007 Plan as follows: options for 140,000 shares to Mr. Cozadd, options for 75,000 shares to Mr. Myers, and options for 60,000 shares to Ms. Falberg. The options have a 10 year term and vested as to 25% of the shares in March 2011, and vest as to the remainder of the shares in 36 equal monthly installments thereafter. Pursuant to Mr. Myer’s separation agreement with the Company, he is retained as a consultant to the Company for 12 months starting on February 1, 2011, his employment termination date, and the options for

75,000 shares granted to Mr. Myers in March 2010 continue to vest during his consulting period; and subject to continuous service, on the last day of his consulting period, Mr. Myers will vest in an additional number of shares subject to these options as if such options had continued to vest pursuant to their terms for an additional six months after the end of the consulting period. The exercise price of the options is $11.48 per share, the fair market value of our common stock on the date of grant, determined in accordance with the terms of our 2007 Plan.

In January 2009, we granted stock options to our named executive officers under our 2007 Plan described above. In determining the number of stock option grants to the named executive officers in January 2009, the Compensation Committee considered the benchmark data from our peer group companies provided by Compensia, Inc., a compensation consultant, as well as Radford survey data, with a goal of ensuring a level of long-term incentive compensation for our named executive officers as a group at approximately the 60th percentile of long-term incentive compensation for executive officers in similar positions with similar responsibilities at our peer companies. Accordingly, after considering these factors, Messrs. Cozadd and Myers each received grants of stock options reflecting their respective positions in the Company. As a result, stock options were granted under the 2007 Plan as follows: options for 200,000 shares to Mr. Cozadd and options for 150,000 shares to Mr. Myers. The options have a 10 year term and vested as to 331 /3% of the shares in January 2010, and vest as to the remainder of the shares in 24 equal monthly installments thereafter. Pursuant to Mr. Myer’s separation agreement with the Company, the options for 150,000 shares granted to Mr. Myers in January 2009 continue to vest during his consulting period; and subject to continuous service, will fully vest in January 2011. The exercise price of the options is $1.25 per share, the fair market value of our common stock on the date of grant, determined in accordance with the terms of our 2007 Plan.

The 2007 Plan became effective in connection with our initial public offering. A brief description of certain of the permissible terms of stock options and other stock awards granted under the 2007 Plan, including the Board’s discretion to take certain actions with respect to outstanding stock awards in the event of certain significant corporate transactions and the provisions of the form of option agreement under the 2007 Plan in the event of certain specified change in control transactions, is provided under “Proposal 3 Approval of the Internal Revenue Code Section 162(m) Performance Criteria and Award Limits of the Company’s 2007 Equity Incentive Plan—Plan Summary” above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for the fiscal year ended December 31, 2010, certain information regarding outstanding equity awards at fiscal year end for our named executive officers.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL-YEAR END TABLE

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Bruce C. Cozadd	—	140,000	(1)	11.48	03/07/20
	127,777	72,223	(2)	1.25	01/20/19
	71,000	35,500	(3)	7.96	05/15/18
	24,849	15,813	(4)	19.37	02/26/17
	164,120	0		15.09	02/17/14
	54,707	0		30.18	02/17/14
	54,707	0		45.27	02/17/14

Robert M. Myers(5)	—	75,000	(1)	11.48	03/07/20
	86,176	54,167	(2)	1.25	01/20/19
	50,000	23,000	(3)	7.96	05/15/18
	19,326	12,299	(4)	19.37	02/26/17
	164,120	0		15.09	02/17/14
	54,707	0		30.18	02/17/14
	54,707	0		45.27	02/17/14

Kathryn E. Falberg	—	60,000	(1)	11.48	03/07/20
	25,000	75,000	(6)	7.35	12/06/19

(1)	The shares subject to this stock option award vested as to 25% of the shares on March 8, 2011, and vest as to the remainder of the shares in 36 equal monthly installments thereafter.

(2)	The shares subject to this stock option award vested as to 33 1/3% of the shares on January 21, 2010, and vest as to the remainder of the shares in 24 equal monthly installments thereafter.

(3)

The shares subject to this stock option award vested as to 50% of the shares subject to the option on April 8, 2010, and vest as to the remainder of the shares in 24 equal monthly installments thereafter.

(4)	The shares subject to this stock option award vested as to 33 1/3% of the shares on February 27, 2010, and vest as to the remainder of the shares in 24 equal monthly installments thereafter.

(5)

Mr. Myers resigned as our President and a member of our Board effective January 14, 2011. In connection with his resignation, Mr. Myers and the Company entered into a separation agreement pursuant to which he is retained as a consultant to the Company for 12 months starting on February 1, 2011, his employment termination date. The separation agreement provides for the outstanding stock options held by Mr. Myers under the Company’s equity incentive plans to continue to vest during his consulting period in accordance with their existing terms. Assuming his consulting period continues for 12 months, the Company will accelerate the vesting of his outstanding stock options such that as of the last day of the consulting period, Mr. Myers will vest in a number of shares subject to his stock options as if such options had continued to vest pursuant to their terms for an additional six months after the end of the consulting period.

(6)	The shares subject to this stock option award vested as to 25% of the shares on December 1, 2010, and vest as to the remainder of the shares in 36 equal monthly installments thereafter.

Executive Employment Agreements

We do not have an employment agreement in effect with any of our executive officers or employees. Like other employees, our executives are eligible for annual salary increases and participation in our annual Bonus Plan.

In connection with Ms. Falberg’s offer of employment, her initial compensation with us included an initial base salary of $365,000, subject to annual review and adjustments, a hiring bonus of $30,000, and her participation in our annual Bonus Plan for an annual bonus targeted at 40% of her base salary earned, dependent on our achievement of corporate objectives, as determined by the Board. The offer letter also provided for the grant of an option, subject to approval by our Compensation Committee, to purchase 100,000 shares of our common stock under the 2007 Plan having an exercise price equal to the fair market value of the common stock on the grant date. The option vests over four years, with 25% vesting one year after her employment start date and the remainder vesting in equal monthly installments thereafter. Ms. Falberg is eligible to receive all benefits extended to other similarly-situated employees at the Company, which include becoming a party to our Amended and Restated Executive Change in Control and Severance Benefit Plan, which is described below.

Post-Termination Compensation

Amended and Restated Executive Change in Control and Severance Benefit Plan

General. In May 2007, the Board adopted a Change in Control and Severance Benefit Plan, effective May 1, 2007, or the Severance Benefit Plan, that provided for certain severance benefits to our non-executive officer Vice Presidents in connection with specified termination events. In February 2009, the Board approved an amendment and restatement of the Severance Benefit Plan (as so amended and restated, the Amended Severance Benefit Plan), to include our named executive officers in the Amended Severance Benefit Plan and to modify the severance payments for Senior Vice Presidents who were previously Vice Presidents and were therefore covered by the Severance Benefit Plan as Vice Presidents. Prior to such amendment and restatement, only Vice Presidents were covered by the Severance Benefit Plan. In addition, the plan was amended to clarify that no benefits would be payable if a change of control resulted from arrangements with our then senior lenders.

Under the Amended Severance Benefit Plan, in the event that an officer’s employment terminates due to an Involuntary Termination Without Cause or a Constructive Termination, each as defined in the Amended Severance Benefit Plan, within 12 months following a Change in Control, as defined in the Amended Severance Benefit Plan, and assuming all of the other conditions of the Amended Severance Benefit Plan are met, then each officer who is a participant in the Amended Severance Benefit Plan would be entitled to the following benefits under the Amended Severance Benefit Plan:

•	a single lump sum cash severance payment, payable on the first payroll date following the termination, equal to the sum of:

•

(1) the officer’s base salary in effect during the last regularly scheduled payroll period immediately preceding the termination (without, as a general matter, giving effect to any voluntary pay reduction taken by the officer during the 12 months preceding the date of termination), or the Applicable Base Salary, plus (2) the product of (i) the Applicable Base Salary multiplied by (ii) the greater of any annual bonus, as a percentage of annual base salary paid in the year of determination, paid to the officer in respect of either of the last two calendar years prior to the date of termination (subject to an alternative calculation as well as a reduction for officers who have not been employed for the entire calendar year prior to the date of termination), multiplied by (iii) the quotient obtained by dividing: (a) the sum of the number of full months that an officer is employed in the year of an applicable termination and 12, by (b) 12;

•

multiplied by 150% for the Chairman and Chief Executive Officer or President (currently only Mr. Cozadd after Mr. Myers’ resignation), 125% for Senior Vice Presidents (which currently includes Ms. Falberg), or 100% for Vice Presidents;

•

full payment of all of the applicable COBRA premiums for any health, dental or vision plan sponsored by the Company for a period of up to (i) 18 months for the Chairman and Chief Executive Officer or President, (ii) 15 months for Senior Vice Presidents, and (iii) 12 months for Vice Presidents, provided that the officer timely elects continued coverage; and

•	acceleration in full of the vesting and exercisability, and termination of any of our repurchase rights, with respect to outstanding options and other equity awards held by the officers.

The double trigger for payment of benefits under the Amended Severance Benefit Plan was selected because it was considered to be industry standard and appropriately protects our named executive officers and other officers in the event of termination of their employment following a Change in Control, but not solely as a result of a Change in Control. In addition, as a general matter, in order to be eligible to receive benefits under the Amended Severance Benefit Plan, our named executive officers and other officers must execute a general waiver and release of claims, and such release must become effective in accordance with its terms. All other benefits (such as life insurance, disability coverage and 401(k) plan coverage) will terminate as of the officer’s termination date (except to the extent that a conversion privilege may be available thereunder).

If any of the severance benefits payable under the Amended Severance Benefit Plan would constitute a “parachute payment” within the meaning of Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, a named executive officer may receive a reduced amount of the affected severance benefits (the Amended Severance Benefit Plan does not provide for the gross up of any excise taxes imposed by Section 4999 of the Code). No named executive officer would receive benefits under the Amended Severance Benefit Plan if (i) the named executive officer has entered into an individually negotiated employment agreement that provides for severance or change in control benefits, (ii) the named executive officer is entitled to receive benefits under another severance benefit plan maintained by us, (iii) the named executive officer voluntarily terminates employment with us to accept employment with another entity that is controlled, directly or indirectly, by us or is otherwise affiliated with us or (iv) the named executive officer does not confirm in writing that he or she is subject to agreements with us relating to proprietary and confidential information. In addition, benefits would be terminated under the Amended Severance Benefit Plan if the named executive officer willfully breaches his or her agreements with us relating to proprietary and confidential information or engages in certain non-solicitation or business interference activities.

Potential Payments Upon Termination. The following table sets forth the potential severance payments and benefits under the Amended Severance Benefit Plan to which the named executive officers would be entitled in connection with specified termination events, as if the named executive officers’ employment had terminated as of December 31, 2010. Other than as described above under “Proposal 3 Approval of the Internal Revenue Code Section 162(m) Performance Criteria and Award Limits of the Company’s 2007 Equity Incentive Plan—Plan Summary” and “—Summary of Compensation” and “—Narrative Disclosure to Summary Compensation Table” with respect to the terms of Mr. Myers’ separation agreement, there are no other agreements, arrangements or plans that entitle any named executive officers to severance, perquisites or other benefits upon termination of employment or a change in control. For purposes of the below table, we have assumed that none of the potential severance benefits payable under the Amended Severance Benefit Plan would be subject to the excise tax imposed by Section 4999 of the Code and therefore would not be reduced in accordance with the terms of the Amended Severance Benefit Plan.

POTENTIAL PAYMENTS UPON TERMINATION AS OF DECEMBER 31, 2010

Name	Benefit	Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control($)(1)
Bruce C. Cozadd	Lump Sum Cash Severance Payment	1,408,013
	COBRA Payments	25,535
	Vesting Acceleration(2)	6,848,096

	Benefit Total	8,281,644

Robert M. Myers(3)	Lump Sum Cash Severance Payment	1,258,941
	COBRA Payments	31,258
	Vesting Acceleration(2)	4,843,636

	Benefit Total	6,133,835

Kathryn E. Falberg(4)	Lump Sum Cash Severance Payment	777,286
	COBRA Payments	20,235
	Vesting Acceleration(2)	1,725,000

	Benefit Total	2,522,521

(1)

These benefits would be payable under the Amended Severance Benefit Plan if the Involuntary Termination Without Cause or Constructive Termination occurred within 12 months following a Change in Control and assuming such termination took place on December 31, 2010. The forms of option agreements adopted by the Board under the 2007 Plan (and its predecessor plan) provide for the same vesting acceleration benefit as shown here under the Amended Severance Benefit Plan, therefore no separate vesting acceleration benefit is listed.

(2)

The value of stock option vesting acceleration is based on the closing stock price of $19.68 per share for our common stock as reported on the NASDAQ Global Market on December 31, 2010, minus the exercise price of the unvested option shares subject to acceleration.

(3)

Mr. Myers resigned as our President and a member of our Board effective January 14, 2011 and his employment with the Company terminated on February 1, 2011. See “—Summary of Compensation” and “—Narrative Disclosure to Summary Compensation Table” above for a description of the benefits Mr. Myers received under his separation agreement with the Company entered into in January 2011.

(4)

Ms. Falberg joined the Company in December 2009 and did not receive an annual bonus for 2009. The bonus component of her lump sum cash severance payment is calculated using average compensation of all similarly situated employees at the Company.

Other Compensatory Arrangements

Employee Stock Purchase Plan

Additional long-term equity incentives are provided through our 2007 Employee Stock Purchase Plan, as amended and restated, or the ESPP, in which all regular employees, including executive officers, employed by us or by any of our affiliates may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. Unless otherwise determined by the Board, common stock is purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of a share of our common stock on the first date of an offering or (b) 85% of the fair market value of a share of our common stock on the date of purchase.

401(k) Plan

Our employees are eligible to participate in our 401(k) plan. Our 401(k) plan is intended to qualify as a tax qualified plan under Section 401 of the Code. Our 401(k) plan provides that each participant may contribute a portion of his or her pretax compensation, up to a statutory limit, which for most employees was $16,500 in 2010 (with a larger “catch up” limit for older employees). Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. To date, we have not made any contributions to the plan on behalf of participating employees.

Additional Benefits

Executive officers are eligible to participate in all of the Company’s benefit plans, such as medical, dental, vision short-term disability, long-term disability, group life insurance, Section 125 flexible spending accounts and our employee stock purchase plan, in each case generally on the same basis as other employees. We also have a flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified health care expenses and qualified childcare expenses not reimbursed by insurance.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the year ended December 31, 2010.

Nonqualified Deferred Compensation

During the year ended December 31, 2010, our named executive officers did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

DIRECTOR COMPENSATION

Cash Compensation Arrangements

Prior to July 2010, each member of our Board who was not an employee or an officer of the Company received the following compensation for Board services, as applicable: (i) a $30,000 annual retainer for service as a Board member; (ii) a $15,000 supplemental annual retainer for service as chair of the Audit Committee; (iii) a $10,000 supplemental annual retainer for service as chair of the Compensation Committee; and (iv) a $5,000 supplemental annual retainer for service as chair of each other committee of the Board. For purposes of non-employee directors that were appointed or elected other than on August 15 of any given year, a pro-rata portion of all cash retainers for the period from such non-employee director’s appointment or election to the next subsequent August 15 was deemed earned and payable on the date of the first regularly scheduled meeting of the Board that took place not less than 31 days following the date of such non-employee director’s appointment or election (provided such date was in a “window period” as defined under the Company’s stock trading policy), or in the event such date was not in a window period, the next subsequent date which was in a window period. Payments of cash retainers were subject to a non-employee director’s election pursuant to our Directors Deferred Compensation Plan. Any amounts deferred pursuant to our Directors Deferred Compensation Plan are credited to a phantom stock account, as described below. Our non-employee directors are also reimbursed for their travel and other reasonable expenses incurred in attending Board or committee meetings.

Our Board amended and restated our non-employee director compensation program in July 2010. Pursuant to the amended compensation program, for periods beginning August 15, 2010, with each period from August 15 of any year until August 14 of the following year, each non-employee director who is providing Board services prior to the start of a new period will receive the following cash compensation for his or her services, as applicable, which amounts will be earned and payable in advance in two equal semi-annual installments on August 15 of any year and February 15 of the following year:

•	a $35,000 annual retainer for service as a Board member for each period;

•

a supplemental annual retainer for each period for the Chairs in the following amounts: $20,000 for the Chair of the Audit Committee; $15,000 for the Chair of the Compensation Committee; and $10,000 for the Chair of the Nominating and Corporate Governance Committee; and

•

a supplemental annual retainer for each period for each member of the following committees other than the Chairs, in the following amounts: $10,000 for members of the Audit Committee; $7,500 for members of the Compensation Committee; $5,000 for members of the Nominating and Corporate Governance Committee; and $5,000 for members of the Corporate Strategy Committee.

For a new director joining the Board on or after August 15 of any period, the cash compensation described above will be earned and payable in advance on (1) the 31st day following the individual’s initial election or appointment to the Board and (2) if such 31st day is prior to February 15 of the period in which he or she is first elected or appointed, February 15 of such period. In addition, the cash compensation described above will be pro rated for the then on-going period in which he or she is first elected or appointed based on the number of days the director serves on the Board and each committee, as applicable (beginning with the date of the first Board meeting the new director attends as a director on or after the date of his/her initial election or appointment to the Board) until the next August 15. If the director is first entitled to a cash compensation prior to February 15 of a period, the director would receive the pro-rated amount of the cash compensation for the on-going semi-annual period in which he or she first attends such meeting, and the full semi-annual amount of the cash compensation for the remaining semi-annual period on February 15. Notwithstanding the foregoing payment schedules, a director is permitted to defer receipt of his or her cash compensation pursuant to Directors Deferred Compensation Plan.

Directors Deferred Compensation Plan

In May 2007, our Board adopted the Directors Deferred Compensation Plan, which was first amended by our Board in December 2008 and was then amended and restated by our Board in August 2010 (as so amended and restated, the Directors Deferred Plan). The Directors Deferred Plan allows each non-employee director to elect to defer receipt of all or a portion of his or her annual retainer fees to a future date or dates. Amounts deferred under the Directors Deferred Plan are credited as shares of common stock to a phantom stock account, the number of which are based on the amount of the retainer fees deferred divided by the market value of our common stock on the first trading day of the first open window period following the date the retainer fees are deemed earned. On the 10th business day following the day of separation from our Board or the occurrence of a change in control, or as soon thereafter as practical once the non-employee director has provided the necessary information for electronic deposit of shares of our common stock, each non-employee director will receive (or commence receiving, depending upon whether the director has elected to receive distributions from his or her phantom stock account in a lump sum or in installments over time) a distribution of his or her phantom stock account, in shares of our common stock (i) reserved under our 2007 Non-Employee Directors Stock Option Plan prior to August 15, 2010 and (ii) from a new reserve of 200,000 shares set up under our Directors Deferred Plan after August 15, 2010. The Directors Deferred Plan may be amended or terminated at any time by our Board, and in form and operation is intended to be compliant with Section 409A of the Code.

2007 Non-Employee Directors Stock Option Plan

Our 2007 Non-Employee Directors Stock Option Plan became effective in connection with our initial public offering and was amended and restated by our Board in August 2010 (as so amended and restated, the 2007 Directors Plan). The 2007 Directors Plan provides for the automatic grant of nonstatutory stock options to purchase shares of our common stock to our non-employee directors over their period of service on our Board. The number of shares reserved for issuance under the 2007 Directors Plan automatically increases on each January 1, from January 1, 2008 through January 1, 2017, by the sum of (a) the excess of (i) the number of shares of common stock subject to options granted during the preceding calendar year under the 2007 Directors Plan, over (ii) the number of shares added back to the share reserve under the 2007 Directors Plan during the preceding calendar year and (b) for the automatic annual increases occurring on or prior to January 1, 2010 only, the aggregate number of shares credited to our non-employee directors’ stock accounts under the Directors Deferred Plan (or such lesser amount as may be approved by our Board).

Pursuant to the terms of the 2007 Directors Plan, any individual who first becomes a non-employee director is automatically granted an option to purchase 30,000 shares of our common stock. Each initial option vests with respect to one-third of the shares on the first anniversary of the date of grant, and the balance in a series of 24 successive equal monthly installments thereafter. In addition, each individual who is serving as a non-employee director on the first trading day on or after August 15 of each year is automatically granted an option to purchase 12,500 shares of our common stock on such date. The shares subject to each such annual option vest in a series of 12 successive equal monthly installments measured from the date of grant. All stock options granted under the 2007 Directors Plan have a maximum term of ten years, and the exercise price of each option granted under the 2007 Directors Plan is equal to 100% of the fair market value of our common stock on the date of grant.

If a non-employee director’s service relationship with us, or any of our affiliates, whether as a non-employee director or subsequently as an employee, director or consultant of ours or an affiliate, ceases for any reason other than disability or death, or after any 12-month period following a change in control, the optionee may exercise any vested options for a period of three months following the cessation of service. If such an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise the option for a period of 12 months in the event of disability, and 18 months in the event of death. If such an optionee’s service terminates within 12 months following a specified change in control transaction, the optionee may exercise the option for a period of 12 months following the effective date of such a transaction. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

In the event of certain significant corporate transactions, all outstanding options under the 2007 Directors Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such options, then (a) with respect to any such options that are held by optionees then performing services for us or our affiliates, the vesting and exercisability of such options will be accelerated in full and such options will be terminated if not exercised prior to the effective date of the corporate transaction and (b) all other outstanding options will terminate if not exercised prior to the effective date of the corporate transaction. Our Board may also provide that the holder of an outstanding option not assumed in the corporate transaction will surrender such option in exchange for a payment equal to the excess of (a) the value of the property that the optionee would have received upon exercise of the option, over (b) the exercise price otherwise payable in connection with the option. In addition, the vesting and exercisability of options held by non-employee directors who are either required to resign their position in connection with a specified change in control transaction or are removed from their position in connection with such a change in control will be accelerated in full.

Director Compensation Table

The following table sets forth certain information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2010. Mr. Cozadd, our Chairman and Chief Executive Officer, and Mr. Myers, our former President and a former director, are not listed in the following table since they are, or were, employees of the Company and did not receive any additional compensation for serving on our Board or its committees.

2010 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash or Deferred Stock ($)(1)	Option Awards ($)(2)(3)	Total ($)
Paul L Berns(4)	27,168	239,827	266,995
Samuel D. Colella	26,250	73,219	99,469
Bryan C. Cressey	22,500	73,219	95,719
Patrick G. Enright	25,000	73,219	98,219
Michael W. Michelson	25,000	73,219	98,219
James C. Momtazee	25,000	73,219	98,219
Kenneth W. O’Keefe	27,500	73,219	100,719
Alan M. Sebulsky	25,000	73,219	98,219
James B. Tananbaum, M.D.	21,250	73,219	94,469
Rick E. Winningham(5)	28,466	295,684	324,150
Nathaniel M. Zilkha	17,500	73,219	90,719

(1)

Represents 50% of fees payable for the compensation year that runs from August 15, 2010 to August 14, 2011, or the 2010 Compensation Year. The remaining 50% of fees payable for the 2010 Compensation Year were earned by our non-employee directors on February 15, 2011 subject to their continuous service on the Board. Pursuant to the current non-employee director compensation program, the total fees for each of our non-employee directors are earned and payable in advance in two equal semi-annual installments on August 15 and February 15 of each year subject to their continuous service as of such dates. Each director in the table above, other than Messrs. Cressey and Winningham and Dr. Tananbaum, elected to defer his cash retainer fees for the 2010 Compensation Year pursuant to the Directors Deferred Compensation Plan. The number of shares credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan as of December 31, 2010 was as follows: 3,309 shares for Mr. Berns; 7,936 shares for Mr. Colella; 8,303 shares for Mr. Enright; 18,256 shares for Mr. Michelson; 15,881 shares for Mr. Momtazee; 20,461 shares for Mr. O’Keefe; 14,453 shares for Mr. Sebulsky; and 12,861 shares for Mr. Zilkha. The term of office for Mr. Zilkha will expire at our Annual Meeting on May 24, 2011 and the outstanding shares then credited to his non-employee director phantom stock account will be distributed to him in accordance with the terms of our Directors Deferred Compensation Plan.

(2)

The dollar amounts in this column represent the aggregate grant date fair value of all option awards granted during the year ended December 31, 2010. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 8, 2011. These amounts do not necessarily correspond to the actual value that may be recognized by our directors.

(3)

The aggregate number of shares subject to outstanding stock options held by the directors listed in the table above as of December 31, 2010 was as follows: 42,500 shares for each of Messrs. Berns, Colella, Cressey, O’Keefe and Winningham and Dr. Tananbaum; 52,500 for Mr. Enright; 12,500 shares for each of Messrs. Michelson, Momtazee and Zilkha; and 79,036 shares for Mr. Sebulsky.

(4)

Mr. Berns joined the Board in June 2010. In addition to the fees earned for the 2010 Compensation Year, he was also paid $5,918, the pro-rata portion of a $30,000 annual retainer for service as a director from his appointment to August 15, 2010.

(5)

Mr. Winningham joined the Board in May 2010. In addition to the fees earned for the 2010 Compensation Year, he was also paid $8,466, the pro-rata portion of a $30,000 annual retainer for service as a director from his appointment to August 15, 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures for Review of Related Party Transactions

In 2007, we adopted a Related Party Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related-person transaction (including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation), our management must present information regarding the related-person transaction to our Audit Committee (or, if Audit Committee approval would be inappropriate, to another independent body of our Board) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information that our General Counsel deems reasonably necessary from each director, executive officer and (to the extent feasible) significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to our General Counsel, or, if the employee is an executive officer, to our Board. In considering related-person transactions, our Audit Committee (or other independent body of our Board) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our Audit Committee (or other independent body of our Board) must consider, in light of known circumstances, whether the transaction is, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee (or other independent body of our Board) determines in the good faith exercise of its discretion.

We have regularly reviewed our Related Party Transaction Policy with input and advice from our outside counsel and have determined that no changes or update to the policy was necessary to date.

Certain Transactions With or Involving Related Persons

Sales of Securities

July 2009 Private Placement. In July 2009, we sold an aggregate of 1,895,734 immediately separable units in a private placement to certain entities affiliated with Longitude Capital Partners, LLC, or Longitude Capital, with each unit consisting of one share of our common stock and a warrant to purchase 0.5 of a share of common stock at a price per unit of $3.6925 for aggregate consideration of approximately $7.0 million. In the aggregate, we issued and sold 1,895,734 shares of common stock and warrants to purchase up to an aggregate of 947,867 additional shares of common stock to the Longitude Capital purchasers pursuant to a securities purchase agreement. Each warrant has an exercise price of $4.00 per share. We refer to these issuances below as the July 2009 Private Placement. Although the July 2009 Private Placement occurred after the adoption of our Related Party Transaction Policy, our Related Party Transaction Policy did not require that we obtain prior approval of this transaction by our Audit Committee (or other independent body of our Board) since at the time we entered into the securities purchase agreement pursuant to which the July 2009 Private Placement was effected, neither the Longitude Capital purchasers nor Patrick G. Enright, managing member of Longitude Capital and currently a member of our Board, were “related persons” within the meaning of our Related Party Transaction Policy. However, in accordance with our Related Party Transaction Policy, we submitted the July 2009 Private Placement to the Audit Committee for review and ratification at their first regularly-scheduled meeting following the transaction and the Audit Committee ratified the transaction in accordance with our Related Party Transaction Policy.

2010 Common Stock Offering. In 2010 we issued 7,000,000 shares of our common stock in an underwritten public offering of which 838,323 shares were purchased from the underwriter by Longitude Capital. The remaining shares were purchased from the underwriter by third party investors on the same terms and conditions. Longitude Capital was not involved in the negotiation or review of the terms of this offering. Longitude Capital’s participation in this offering was reviewed and pre-approved by our Audit Committee in accordance with our Related Party Transaction Policy. Our Board was also informed of Longitude Capital’s potential participation in the offering when it approved the transaction.

Senior Secured Notes and Related Warrants

From March 2008 to June 2010, we had outstanding senior secured notes issued by JPI Commercial, LLC, or JPIC, our wholly-owned subsidiary, in 2008, or the JPIC Notes, originally in the aggregate principal amount of $120.0 million, of which $7.1 million in principal amount was held by KKR Financial Holdings III, LLC, or KFN, an entity affiliated with Kohlberg Kravis Roberts & Co. L.P., which is a significant stockholder of ours. During 2009, we made total interest payments under the JPIC Notes of $23.6 million, of which $1.3 million was made to KFN.

In November 2009, we entered into an amendment and waiver agreement pursuant to which the holders of the JPIC Notes waived our prior events of default under a senior secured note and warrant purchase agreement, or the Senior Note Agreement, we entered into with such holders and the other agreements related thereto, and pursuant to which the Senior Note Agreement was amended to, among other things, (i) require us to make certain scheduled principal payments on the JPIC Notes totaling $40.0 million commencing on March 31, 2010 and ending on March 31, 2011 and (ii) reduced the minimum cash balance required to be maintained by us under certain circumstances. Pursuant to the amendment and waiver agreement, the warrants to purchase our common stock that we issued in connection with the issuance of the senior secured notes by Orphan Medical, Inc., our other wholly-owned subsidiary, in 2005, or the Orphan Notes, and the JPIC Notes were each amended to reduce the respective exercise prices of such warrants, such that the exercise price of the warrants we issued in connection with the issuance of the Orphan Notes, or the Orphan Warrants, was reduced from $20.36 to $9.34 per share. As of the date of the amendment and waiver agreement, KFN held Orphan Warrants exercisable for 70,156 shares. The amendment and waiver agreement also provides for certain amendments to our registration obligations with respect to the JPIC Warrants. In addition, we agreed to pay to the holders of the JPIC Notes a restructuring fee totaling

$500,000, payable on the maturity date of the JPIC Notes (or upon earlier repayment in full of the JPIC Notes), of which $28,500 was paid to KFN when we retired the JPIC Notes as discussed below. Although the issuance of the JPIC Notes and our entry into the Senior Note Agreement in connection therewith (and the issuance of warrants to purchase our common stock pursuant thereto) occurred after the adoption of our Related Party Transaction Policy, our Related Party Transaction Policy did not require that we obtain approval or ratification of this transaction by our Audit Committee (or other independent body of our Board) since at the time we entered into the transaction, KFN did not purchase any additional notes or warrants in the transaction and KFN’s participation in the transaction was limited to exchanging its Orphan Note for the same principal amount of JPIC Notes. Our Board was, however, aware of KFN’s participation in the transaction when it approved the transaction.

In 2010, we retired all of the then outstanding JPIC Notes by repaying $119.5 million in their aggregate principal amount, of which $6.8 million in principal amount was paid to KFN. For the period from January 1, 2010 until the date the JPIC Notes were extinguished, total interest payments under the JPIC Notes were $8.1 million, of which $461,000 was made to KFN. In addition to the restructuring fee discussed above, we paid prepayment penalties to the holders of the JPIC Notes in 2010 totaling $8.0 million, of which $455,000 was paid to KFN.

Indemnification Agreements

We have entered into indemnity agreements with each of our directors, executive officers and vice presidents that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to us or our stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The indemnity agreements with certain of our directors further provide that, with respect to a director that is serving on our Board at the direction of a venture or other investment fund or entity, or fund, with respect to such indemnitee’s service as a director, officer, employee, agent and/or fiduciary of the Company, our obligations under the indemnity agreement are the primary source of indemnification and advancement, we are required to make all expense advances, and we are liable for all of such indemnitee’s expenses, to the extent required by the indemnity agreement, our amended and restated certificate of incorporation and amended and restated bylaws, without regard to any rights the indemnitee may have against the fund, and we irrevocably waive, relinquishes and releases any and all claims against the fund for contribution, subrogation or any other recovery of any kind in connection with our obligations under the indemnity agreement. We believe that these agreements are necessary to attract and retain qualified persons as officers and directors of the Company. We also maintain directors’ and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or a single set of proxy materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are the Company’s stockholders will be “householding” Notices and our proxy materials. A single Notice or a single set of proxy materials, as applicable, may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Jazz Pharmaceuticals, Inc., Attention: Investor Relations, at 3180 Porter Drive, Palo Alto, California 94304 or (3) contact the Company’s Investor Relations department at (650) 496-3777. Stockholders who currently receive multiple copies of Notices or proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of a Notice or set of proxy materials to a stockholder at a shared address to which a single Notice or set of proxy materials, as applicable, was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board,

/s/ Carol A. Gamble Carol A. Gamble
Senior Vice President, General Counsel and Corporate Secretary

April 8, 2011

The Company will mail without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Jazz Pharmaceuticals, Inc., Corporate Secretary, 3180 Porter Drive, Palo Alto, California 94304. The Annual Report on Form 10-K is also available at www.jazzpharmaceuticals.com.

Annex A

JAZZ PHARMACEUTICALS, INC.

2007 EQUITY INCENTIVE PLAN

APPROVED BY THE BOARD: MAY 1, 2007

APPROVED BY THE STOCKHOLDERS: MAY 9, 2007

TERMINATION DATE: APRIL 30, 2017

1.	GENERAL.

(a) Successor and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Company’s 2003 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plan shall become available for issuance pursuant to Stock Awards granted hereunder. Any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement shall become available for issuance pursuant to Stock Awards granted hereunder. On the Effective Date, all outstanding stock awards granted under the Prior Plan shall be deemed to be stock awards granted pursuant to the Plan, but shall remain subject to the terms of the Prior Plan with respect to which they were originally granted. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(c) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how each Stock Award shall be granted; (C) what type or combination of types of Stock Award shall be granted; (D) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Stock Award fully effective.

(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To effect, at any time and from time to time, with the consent of any adversely affected Participant, (1) the reduction of the exercise price of any outstanding Option or the strike price of any outstanding Stock Appreciation Right; (2) the cancellation of any outstanding Option or Stock Appreciation Right and the grant in substitution therefor of (a) a new Option or Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or different number of shares of Common Stock, (b) a Restricted Stock Award, (c) a Restricted Stock Unit Award, (d) an Other Stock Award, (e) cash, and/or (f) other valuable consideration as determined by the Board in its sole discretion; or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Stock Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Stock Awards available for issuance under the Plan, but in each of (i) through (v) only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options, or (iii) Rule 16b-3.

(ix) To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code and the related guidance thereunder.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)	Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to Officers. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by Delaware law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officers and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(u)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards under the Plan shall not exceed four million six hundred twenty-five thousand forty-two (4,625,042) shares, subject to reduction as set forth below. Such share reserve consists of (i) the two million one hundred twenty-five thousand forty-two (2,125,042) shares reserved for issuance under the Prior Plan, plus (ii) an additional two million five hundred thousand (2,500,000) shares reserved for issuance under the Plan, but such aggregate number shall be reduced by any unused shares of Common Stock remaining available on the Effective Date for the future grant of stock awards under the Prior Plan. In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year commencing in 2008 and ending on (and including) January 1, 2017, in an amount equal to the lesser of (i) four and one-half percent (4.5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) the number of shares of stock (not to exceed three million (3,000,000) shares) determined by the Board of Directors.

Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, (iii) a Stock Award is settled in cash, (iv) if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(b)(v), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(c), subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be four million six hundred twenty-five thousand forty-two (4,625,042) shares of Common Stock plus the amount of any increase in the number of shares that may be available for issuance pursuant to Stock Awards pursuant to Section 3(a).

(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than two million (2,000,000) shares of Common Stock.

(d) Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant.

5.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall conform to (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option.

(e) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option

Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the

Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences of Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value

(on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(d) Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted or may vest based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in a calendar year attributable to Performance Stock Awards described in this Section 6(d) shall not exceed the value of two million (2,000,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Stock Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Stock Award granted under the Plan is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Stock Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Stock Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(c) and 6(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action with respect to all Stock Awards or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award shall be granted) unless and until the Plan has been approved by the Stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

12.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.

(d) “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Jazz Pharmaceuticals, Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(l) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(p) “Effective Date” means the effective date of the Plan as set forth in Section 11.

(q) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(r) “Entity” means a corporation, partnership, limited liability company or other entity.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(u) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) If the Common Stock is listed or traded on the Nasdaq Capital Market, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the mean between the bid and asked prices for the Common Stock on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

(v) “Incentive Stock Option” means an Option which qualifies as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(x) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y) “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the

Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; and (xxxii) to the extent that a Stock Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(jj) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the satisfaction of the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Stock Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(kk) “Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award.

(ll) “Performance Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(mm) “Plan” means this Jazz Pharmaceuticals, Inc. 2007 Equity Incentive Plan.

(nn) “Prior Plan” means the Company’s 2003 Equity Incentive Plan as in effect immediately prior to the Effective Date.

(oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(rr) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(tt) “Securities Act” means the Securities Act of 1933, as amended.

(uu) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(vv) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(xx) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .

(zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Jazz Pharmaceuticals IMPORTANT ANNUAL MEETING INFORMATION Using a black in k pen, mark your votes with an X as shown in th is example. Please do not write outside th e designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals 1. To FOR elect all th th ree e named nominees nominees. fo r director named below to hold office until th e 2014 annual meeting of stockholders. The Board of Directo rs re commends a vote For Withhold For Withhold For Withhold 01 - Paul L. Berns 02 - Bryan C. Cressey 03 - Patrick G. Enright For Against Abstain For Against Abstain 2. To Directors r a tify h t of e Ernst selection & Young by t h e LLP Audit as Committee Jazz Pharmaceuticals, of t h e Board of 3. performance To approve t hcriteria e n I ternal andRevenue award li mits Code under Section Jazz 162(m) I n if scal c.’s year n i dependent ending December r e gistered 31, public 2011 accounting . Th e Board f i rmof o f r t h e Pharmaceuticals, Board of Directors n I crecommends .’s 2007 EquityaI nvote centive FOR Plan Proposal . The 3. Directors e r commends a vote FOR Proposal 2. For Against Abstain 3 Yrs 2 Yrs 1 Yr Abstain 4. Jazz To approve, Pharmaceuticals, on an advisory I n c.’sbasis, named t heexecutive compensation officers ofas 5. To r f equency in dicate,ofon h t e an advisory advisory vote basis, on t h t h e e preferred compensation of disclosed Directors in h te recommends accompanying a vote proxy FOR statement Pro posal . The 4. Board of officers Jazz.Pharmaceuticals, The Board of Directors n I c.’s named r e commends executivea vote of every 3 YEARS on Proposal 5. B Authori zed Signatures — This sectio n must be completed fo r your vote to be counted. — Date and Sign Below fu Please ll ti tle.sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, tr ustee, guardian, or custodian, please give Date (m m/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within th e box. Signature 2 — Please keep signature within th e box. 1 U P X 1 1 3 1 5 5 2 01BBOD

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Jazz Pharmaceuticals Proxy — JAZZ PHARMACEUTICALS, IN C. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2011. The undersigned hereby appoints Bruce C. Cozadd, Kath ryn E. Falberg and Carol A. Gamble, and each of th em, as attorneys and proxies of th e undersigned, with full power of substitution, to vote al of th e shares of stock of Jazz Pharmaceuticals, In c. (t he “C ompany”) which the undersig ned may be entitled to vote at th e Annual Meeting of Stockhold ers of the Company to be held at the Company’s principal executive offi ces lo cated at 3180 Porter Drive, Palo Alto, California 94304, on Tuesday, May 24, 2011 at 11:0 0 a.m. lo cal ti me, and at any and all postponements, continuations and adjournments th ereof, with al powers that th e undersigned would possess if pers onally present, upon and in re spect of th e fo llowing matters and in accordance with th e fo llowing in structions, with discreti onary authority as to any and al other matters that may properl y come before th e meeting. UNLESS A CONTRARY DIRECTION IS IN DIC ATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND FOR THE OPTION OF EVERY 3 YEARS ON PROPOSAL 5, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC IN STRUCTIONS ARE IN DICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. Important Notice Regarding th e Availa bility of Pro xy Materials fo r th e Annual Meeting of Stockhold ers to Be Held on May 24, 2011 at 11:00 a.m. lo cal ti me at th e Company’s offices lo cated at 3180 Porter Drive, Palo Alto, Califo rnia 94304. The proxy statement and annual report to stockholders are available at ht ps:/ /materia ls.proxyvote.com/472147. (I tems to be voted apprear on reverse side.)